                                                                    Exhibit 4.01


                     AMENDED AND RESTATED CREDIT AGREEMENT

                                  by and among

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION
                         not in its individual capacity
                       except as expressly stated herein,
                             but solely as Trustee,
                              as Initial Borrower

                                      and

              THE OTHER BORROWERS PARTY HERETO FROM TIME TO TIME,
                                 as Borrowers,

                          LEHMAN COMMERCIAL PAPER INC.
                                   as Lender

                                      and

                          LEHMAN COMMERCIAL PAPER INC.
                                    as Agent

                                      and

                THE OTHER LENDERS PARTY HERETO FROM TIME TO TIME

                              As of March 30, 2000

                                  TABLE OF CONTENTS

                                                                               Page
                                                                               ----
ARTICLE I

    Definitions and Terms .................................................     3
    1.1        Definitions ................................................     3

ARTICLE II

    The Term Loan Facility ................................................    31
    2.1        Term Loans .................................................    31
    2.2        Payment of Interest ........................................    33
    2.3        Payment of Principal .......................................    33
    2.4        Manner of Payment ..........................................    34
    2.5        Notes ......................................................    35
    2.6        Pro Rata Payments ..........................................    35
    2.7        Conversions and Elections of Subsequent Interest Periods ...    35
    2.8        Increase and Decrease in Amounts ...........................    36
    2.9        Fees .......................................................    36
    2.10       Deficiency Advances ........................................    36
    2.11       Use of Proceeds ............................................    37
    2.12       Designation of Borrowing Affiliate; Releases ...............    37
    2.13       Joint and Several Liability ................................    38

ARTICLE III

    Security ..............................................................    39
    3.1        Security ...................................................    39
    3.2        Further Assurances .........................................    39
    3.3        Information Regarding Collateral ...........................    40
    3.4        Quiet Enjoyment ............................................    40

ARTICLE IV

    Change in Circumstances ...............................................    40
    4.1        Increased Cost and Reduced Return ..........................    41
    4.2        Limitation on Types of Loans ...............................    42
    4.3        Illegality .................................................    43
    4.4        Treatment of Affected Loans ................................    43
    4.5        Compensation ...............................................    43

                                                                               Page
                                                                               ----
    4.6        Taxes ......................................................    44

ARTICLE V

    Conditions to Effectiveness of Amendment and to Making Loans...........    46
    5.1        Conditions of Effectiveness ................................    46
    5.2        Conditions of Effective Date Loans .........................    48
    5.3        Conditions of Term Loans ...................................    52
    5.4        Appraisal Procedure ........................................    53

ARTICLE VI

    Representations and Warranties ........................................    54
    6.1        Organization and Authority .................................    54
    6.2        Loan Documents .............................................    55
    6.3        Solvency ...................................................    55
    6.4        Subsidiaries and Stockholders ..............................    55
    6.5        Ownership Interests ........................................    55
    6.6        Financial Condition ........................................    55
    6.7        Title to Properties ........................................    56
    6.8        Taxes ......................................................    56
    6.9        Other Agreements ...........................................    57
    6.10       Litigation .................................................    57
    6.11       Margin Stock ...............................................    57
    6.12       Investment Company .........................................    57
    6.13       Patents, Etc ...............................................    57
    6.14       No Untrue Statement ........................................    58
    6.15       No Consents, Etc ...........................................    58
    6.16       Employee Benefit Plans .....................................    58
    6.17       No Default .................................................    59
    6.18       Environmental Laws .........................................    59
    6.19       Employment Matters .........................................    60
    6.20       RICO .......................................................    60
    6.21       Liens ......................................................    60

ARTICLE VII

    Affirmative Covenants .................................................    60
    7.1        Financial Reports, Etc .....................................    60
    7.2        Maintain Properties ........................................    62
    7.3        Existence, Qualification, Etc ..............................    62

                                                                               Page
                                                                               ----
    7.4        Regulations and Taxes ......................................    62
    7.5        Insurance ..................................................    62
    7.6        True Books .................................................    62
    7.7        Right of Inspection ........................................    62
    7.8        Observe all Laws ...........................................    63
    7.9        Governmental Licenses ......................................    63
    7.10       Covenants Extending to Other Persons .......................    63
    7.11       Officer's Knowledge of Default .............................    63
    7.12       Suits or Other Proceedings .................................    63
    7.13       Notice of Environmental Complaint or Condition .............    63
    7.14       Environmental Compliance ...................................    64
    7.15       Indemnification ............................................    64
    7.16       Further Assurances .........................................    64
    7.17       Swap Agreements ............................................    64
    7.18       Continued Operations .......................................    65
    7.19       Semi-Annual Appraisal of Aircraft and Leases ...............    65
    7.20       Semi-Annual Review of Rated Carriers and Aircraft Models ...    65
    7.21       Maintenance of Aircraft; Other Covenants and Restrictions;
                  Non-Discrimination ......................................    66
    7.22       Re-registration of Aircraft ................................    66
    7.23       Servicer ...................................................    66
    7.24       Employee Benefit Plans .....................................    66
    7.25       Collection Account .........................................    67

ARTICLE VIII

    Negative Covenants ....................................................    67
    8.1        EBITDA-to-Interest Ratio ...................................    67
    8.2        Acquisitions ...............................................    67
    8.3        Capital Expenditures .......................................    68
    8.4        Liens ......................................................    68
    8.5        Indebtedness ...............................................    68
    8.6        Transfer of Assets .........................................    69
    8.7        Subsidiaries; Investments ..................................    69
    8.8        Merger or Consolidation ....................................    69
    8.9        Transactions with Affiliates ...............................    69
    8.10       Employee Benefit Plans; ERISA Affiliates; Employees ........    70
    8.11       Fiscal Year ................................................    71
    8.12       Dissolution, etc ...........................................    71
    8.13       Change in Control ..........................................    71
    8.14       Negative Pledge Clauses ....................................    71
    8.15       Partnerships ...............................................    71

                                                                               Page
                                                                               ----
    8.16       Business and Operations ....................................    71
    8.17       Ownership, Operation and Leasing of Financed Aircraft ......    71
    8.18       Servicing Agreement ........................................    72
    8.19       Representations regarding Agent and Lenders ................    72
    8.20       Earnout Payments ...........................................    72

ARTICLE IX

    Events of Default and Acceleration.....................................    72
    9.1        Events of Default ..........................................    73
    9.2        Agent to Act ...............................................    76
    9.3        Cumulative Rights ..........................................    76
    9.4        No Waiver ..................................................    76
    9.5        Allocation of Proceeds .....................................    76
    9.6        Activities of Eligible Carriers ............................    77

ARTICLE X

   The Agent ..............................................................    78
   10.1        Appointment, Powers, and Immunities ........................    78
   10.2        Reliance by Agent ..........................................    79
   10.3        Defaults ...................................................    79
   10.4        Rights as Lender ...........................................    79
   10.5        Indemnification ............................................    80
   10.6        Non-Reliance on Agent and Other Lenders ....................    80
   10.7        Resignation of Agent .......................................    80
   10.8        Fees .......................................................    81

ARTICLE XI

Miscellaneous .............................................................    81
   11.1        Assignments and Participations .............................    81
   11.2        Notices ....................................................    83
   11.3        Right of Set-off; Adjustments ..............................    84
   11.4        Survival ...................................................    85
   11.5        Expenses ...................................................    85
   11.6        Amendments and Waivers .....................................    86
   11.7        Counterparts ...............................................    86
   11.8        Return of Funds ............................................    86
   11.9        Indemnification; Limitation of Liability ...................    86
   11.10       Severability ...............................................    88
   11.11       Entire Agreement ...........................................    88

                                                                               Page
                                                                               ----
   11.12       Usury Savings Clause .......................................    88
   11.13       Payments ...................................................    89
   11.14       Confidentiality ............................................    89
   11.15       GOVERNING LAW; WAIVER OF JURY TRIAL ........................    89

EXHIBIT A         Applicable Commitment Percentages
EXHIBIT B         Form of Assignment and AcceptanceB-1
EXHIBIT C         Notice of Appointment (or Revocation) of
                    Authorized Representative)
EXHIBIT D         Form of Borrowing Notice
EXHIBIT E         Form of Interest Rate Selection Notice
EXHIBIT F         Form of Note
EXHIBIT G         Compliance Certificate
EXHIBIT H         Form of Facility Guaranty
EXHIBIT I          Form of Security Agreement
EXHIBIT J         List of Rated Carriers
EXHIBIT K         List of Approved Aircraft Models
EXHIBIT L         Required Insurance on Each Aircraft
EXHIBIT M         Form of Lessee Estoppel Certificate
EXHIBIT N         Form of UniCapital Parent Support Agreement
EXHIBIT O         Description of Sabena Portfolio
EXHIBIT P         Form of Servicing Agreement
EXHIBIT Q         Form of Assumption Letter
EXHIBIT R         Borrowing Base Certificate
EXHIBIT S-1       Form of Pledge and Security Agreement(for
                    pledged beneficial interest in UniCapital Subsidiary Trust)
EXHIBIT S-2       Form of Pledge and Security Agreement (for pledged
                    interest in UniCapital Special Purpose Corporation, Beneficial Owner, Applicable Intermediary or other Subsidiary)
EXHIBIT T         Form of Lockbox Agreement

Schedule 1          Loan Commitment Amounts
Schedule 2          Existing Loans
Schedule 3          Borrowing Bases and Additional Collateral
Schedule 3.3        Information Regarding Collateral
Schedule 6.7        Transfer Restrictions to Sale or Assignment of Financed
                      Aircraft
Schedule 6.8        Tax Matters
Schedule 6.10       Litigation
Schedule 7.2        Maintenance
Schedule 7.21(a)    Maintenance, Return, Alteration, Replacement, Pooling and
                      Lease

                     AMENDED AND RESTATED CREDIT AGREEMENT

               THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 30, 2000, is made by and among FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association not in its individual capacity but solely as trustee on behalf of that certain trust created under the Trust Agreement (22222), dated as of September 28, 1998, between First Security Bank, National Association and Aircraft 22222, Inc., a Delaware corporation (together with any successor Qualified Trustee, the "Initial Borrower"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created under the Trust Agreement (53015) dated as of August 28, 1998 by and between First Security Bank, National Association and Aircraft 53015, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created under the Trust Agreement (24837) dated as of October 30, 1998 by and between First Security Bank, National Association and Aircraft 24837, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee under the Amended and Restated Trust Agreement (347) dated as of October 30, 1998 by and between First Security Bank, National Association and Aircraft 347, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that trust created by Trust Agreement (23377) dated as of June 24, 1998 by and between First Security Bank, National Association and Aircraft 23377, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that trust created by Trust Agreement (23830) dated as of July 10, 1998 by and between First Security Bank, National Association and Aircraft 23830, Inc., WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee on behalf of that certain trust created under the Trust Agreement, dated as of November 14, 1984 between Aircraft 49262, Inc. (as assignee of CCD Air Ten, Inc.) and Wilmington Trust Company, WILMINGTON TRUST COMPANY, not in its individual capacity but solely as trustee on behalf of that certain trust created under the Trust Agreement, dated as of November 15, 1984 between Aircraft 49263, Inc. (as assignee of CCD Air Ten, Inc.) and Wilmington Trust Company, FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee on behalf of that certain trust created by Trust Agreement (24474), dated as of April 1, 1999 between First Security Bank, National Association and Aircraft 24474, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee on behalf of that certain trust created by Trust Agreement (25262), dated as of April 25, 1999 between First Security Bank, National Association and Aircraft 25262, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (49368), dated as of April 25, 1999 between First Security Bank, National Association and Aircraft 49368, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (53623), dated as of August 18, 1999 between First Security Bank, National Association and Aircraft 53623, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (53624), dated as of August 18, 1999 between First Security Bank, National Association and Aircraft 53624, Inc., FIRST SECURITY BANK, NATIONAL

ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (23771), dated as of April 7, 1999 between First Security Bank, National Association and Aircraft 23771, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (23772), dated as of April 1, 1999 between First Security Bank, National Association and Aircraft 23772, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (24355), dated as of April 7, 1999 between First Security Bank, National Association and Aircraft 24355, Inc., FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee on behalf of that certain trust created by Trust Agreement (24356), dated as of April 7, 1999 between First Security Bank, National Association and Aircraft 24356, Inc. and Aircraft 24813, Inc. (collectively, with the Initial Borrower, the "Existing Borrowers"), certain other UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations designated as Borrowing Affiliates thereunder (the Existing Borrowers and such UniCapital Subsidiary Trusts and UniCapital Special Purpose Corporations being referred to individually as a "Borrower" or collectively as the "Borrowers"), LEHMAN COMMERCIAL PAPER INC., a New York corporation in its capacity as a Lender ("Lehman"), and each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 11.1 (such financial institutions hereinafter being referred to individually as a "Lender" or collectively as the "Lenders"), and LEHMAN COMMERCIAL PAPER INC. in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 10.7, the "Agent");

                              W I T N E S S E T H:

               WHEREAS, the captioned parties are parties to that certain Credit Agreement dated as of October 6, 1998, as amended by Amendment dated March 26, 1999, by the Second Amendment dated April 28, 1999, by the Third Amendment dated August 19, 1999, by the Fourth Amendment dated October 4, 1999, by the Fifth Amendment dated October 21, 1999, by the Sixth Amendment dated as of October 28, 1999, by the Seventh Amendment dated November 4, 1999, by the Eighth Amendment dated November 18, 1999 and by the Ninth Amendment dated as of March 16, 2000 (such Credit Agreement as so amended, the "Existing Credit Agreement"), pursuant to which the Lenders have extended revolving credit commitments in the amount of up to $400,000,000, the proceeds of which were used to provide interim financing for the purchase or refinancing by the Borrowers of Eligible Aircraft;

               WHEREAS, Lenders have made the Loans described on Schedule 2 attached hereto with respect to the Aircraft listed on such schedule; and

               WHEREAS, the parties hereto have agreed to amend and restate the Existing Credit Agreement on the terms set forth herein;

               NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree to amend and restate the Existing Credit Agreement in its entirety (as a continuation of the loans and commitments thereunder and not as a novation thereof), effective on the Amendment Effective Date, as follows:

                                   ARTICLE I

                             Definitions and Terms

               1.1 Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

               "Acquisition" means the acquisition of any beneficial interest, equity interest or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such interest at the time it becomes exercisable by the holder thereof), whether by purchase of such interest or upon exercise of an option or warrant for, or conversion of securities into, such interest.

               "Additional Collateral" means the Eligible Engines, promissory notes and stock or other equity ownership interests described on Schedule 3.

               "Additional Collateral Provider" means an owner of Additional Collateral.

               "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with any Guarantor or any Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of any Guarantor or any Borrower; or 10% or more of any class of the outstanding voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity interest or beneficial interest) of which is beneficially owned or held by any Guarantor or any Borrower; provided, however, at the time any Guarantor registers any security issued by it pursuant to the Securities Act of 1933, as amended, the figure "10%" used in this definition shall automatically change to "5%" without further action. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting stock, by contract or otherwise.

               "Affiliate Bridge Credit Agreement": the Credit Agreement dated as of April 28, 1999, among UCP Engines, Inc., UCP Engines Trust, a Delaware business trust, State Street Bank and Trust Company, as Trustee, Aircraft 22067 Trust, a Delaware business trust, and Aircraft 20527 Trust, a Delaware business trust, any other borrowers thereunder from time to time,

       Lehman Commercial Paper Inc. ("LCPI"), in its capacity as a lender thereunder and each other financial institution executing and delivering a signature page thereto and each other financial institution which may from time to time become a Lender thereunder as provided therein, LCPI in its capacity as Administrative Agent for the Lenders thereunder, LCPI in its capacity as Syndication Agent thereunder and Lehman Brothers Inc., as Arranger thereunder, as such Credit Agreement may be amended from time to time.

               "Aircraft" means any Stage III fixed wing airframe together with the jet Engines therefor (whether or not) affixed thereto.

               "Amended and Restated Fee Letters" means the two letter agreements of even date herewith between the Borrowers and the Agent with respect to fees payable in connection with this Agreement.

               "Amended and Restated Securitization Advisory Letter" means the letter agreement between UniCapital and Lehman Brothers Inc. pursuant to which Lehman Brothers Inc. is retained to act as lead manager of a Permanent Capital Markets Transaction.

               "Amendment Effective Date" means the date on which all of the conditions precedent in Section 5.1 have been fulfilled or have been waived by the Lenders.

               "Applicable Aircraft Borrowing Base" with respect to any Eligible Aircraft or Engine means the lesser of the following amounts: (a) the amount shown for such Eligible Aircraft or Engine in the column entitled "Borrowing Base" on Schedule 3 hereto and (b) at any time on or after September 30, 2000, 80% of the Fair Market Value of such Eligible Aircraft.

               "Applicable Borrower" means, with respect to any Financed Aircraft, the Borrower that has requested or received a Loan to enable such Borrower to purchase or refinance such Financed Aircraft.

               "Applicable Carrier" means, with respect to any Financed Aircraft, the Eligible Carrier that has leased such Financed Aircraft from the Applicable Borrower, or from the Applicable Intermediary in accordance with Section 2.14.

               "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Term Loan Commitment and the denominator of which shall be the Total Term Loan Commitment, which Applicable Commitment Percentage for each Lender as of the applicable Closing Date is as set forth in Schedule 1; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with Section 11.1.

               "Applicable Foreign Aviation Law" means, with respect to any Aircraft, any applicable law (other than the FAA Act) of any country or subdivision thereof, governing the registration, ownership, operation, or leasing of all or any part of such Aircraft, or the creation, recordation, maintenance, perfection or priority or Liens on all or any part of such Aircraft.

               "Applicable Foreign Jurisdiction" means, with respect to any Aircraft, any jurisdiction that administers an Applicable Foreign Aviation Law.

               "Applicable Intermediary" means, with respect to any Financed Aircraft, the Eligible Intermediary that has leased such Aircraft from the Applicable Borrower, and has leased such Aircraft to the Applicable Carrier, in each case in accordance with Section 2.14.

               "Applicable Lease Cure Period" has the meaning assigned thereto in Section 9.6.

               "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" for such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrowers by written notice in accordance with the terms hereof as the office by which its Loans are to be made and maintained.

               "Applicable Margin" means:

                     (a) with respect to the Eurodollar Rate, 3.25%; and

                     (b) with respect to the Base Rate, 2.25%.

               "Appraisal Procedure" has the meaning given in Section 5.4.

               "Assignment and Acceptance" means an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 11.1.

               "Assumption Letter" means an Assumption Letter in substantially the form of Exhibit Q.

               "Authorized Representative" means any of the President, Executive Vice President, Senior Vice President or Vice President of UniCapital, any Beneficial Owner or any UniCapital Special Purpose Subsidiary, in each case as authorized representative for each of the Borrowers, or any other Person expressly designated by the Board of Directors of each of the Borrowers (or the appropriate committee thereof) as an Authorized Representative of each of the Borrowers as set forth from time to time in a certificate in the form of Exhibit C.

               "Available Liquidity" means, with respect to UniCapital, the sum of (a) all Cash Equivalents not subject to a Lien (other than a Lien in favor of Bank of America, N.A., as agent, in respect of the NationsBank Revolving Credit Agreement) owned and held in the name of UniCapital and its consolidated Subsidiaries, excluding cash from transactions having the effect of increasing UniCapital's Cash Equivalent position on a short term basis in a manner not fairly indicative of its financial performance and (b) amounts available to be drawn by UniCapital for general corporate purposes under the NationsBank Revolving Credit Agreement.

               "Base Rate" means, for any day, the rate per annum equal to the sum of (a) the higher of (i) the Federal Funds Rate for such day plus one-half of one percent (0.5%) and (ii) the Prime Rate for such day, plus
       (b) the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or Federal Funds Rate.

               "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base Rate.

               "Beneficial Owner" means, with respect to any UniCapital Subsidiary Trust, any Person holding a beneficial interest in such UniCapital Subsidiary Trust.

               "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

               "Boeing 737 Model" means a Boeing Aircraft that is any of the following models: 737-300, 737-400, 737-600, 737-700, 737-800 or
       737-900.

               "Borrowing Affiliate" means any UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation that is designated as a Borrowing Affiliate hereunder pursuant to Section 2.12 hereof.

               "Borrowing Base" means, as of any date of determination, the aggregate of the Applicable Aircraft Borrowing Bases for all Eligible Aircraft. However, (x) if Lease Events of Default exist under Eligible Leases of Aircraft with respect to which the aggregate attributable Borrowing Base equals or exceeds the lesser of (A) 10% of the then outstanding principal balance of the Loans (provided such Lease Events of Default exist with respect to more than one Aircraft) or (B) $50,000,000, the Borrowing Base shall be deemed reduced by such excess and (y) if a Lease Event of Default relating to non-payment of sums payable by a lessee exists under a Lease and remains uncured for a period of 150 days, then the Borrowing Base shall be deemed reduced by the Borrowing Base attributable to such Lease.

               "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with a Loan under the Term Loan Facility, in the form of Exhibit D.

               "Business Day" means, (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the State of New York are authorized or obligated by law, executive order or governmental decree to be closed and, (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England and New York, New York.

               "Capital Expenditures" means, with respect to the Borrowers and their respective Subsidiaries, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by any Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of any Borrowers and its respective Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 7.1(a) or (b), and
       (ii) with respect to any Capital Lease entered into by any Borrower or its Subsidiaries during such period, the present value of the lease payments due under such Capital Lease over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 7.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

               "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

               "Cash Equivalents": means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) cash demand deposits in accounts at any bank satisfying the requirements of clause (b); or (d) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (c) of this definition.

               "Cauff Lippman" means Cauff, Lippman Aviation, Inc., a Florida corporation that is a direct or indirect, wholly-owned subsidiary of UniCapital.

               "Change of Control" means, at any time, 100% of the beneficial ownership of any Guarantor or any Borrower or any Eligible Intermediary is not owned, directly or indirectly, by UniCapital.

               "CLA" means CLA Holdings, Inc., a Delaware corporation that is a direct, wholly- owned subsidiary of UniCapital.

               "Closing Date" means, as to any Term Loan hereunder, the date as of which the Term Loan is or was advanced to the applicable Borrower.

               "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

               "Collateral" means, collectively, all property of any Borrower, any Subsidiary, any Eligible Intermediary or any other Person in which the Agent or any Lender is granted a Lien as security for all or any portion of the Obligations under any Security Instrument.

               "Collection Account" has the meaning given in the Lockbox Agreement.

               "Collection Bank" means a bank, trust company or other Person, satisfactory to the Agent, that executes a Lockbox Agreement in the capacity of "Collection Bank" thereunder.

               "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the pro forma combined financial statements of UniCapital, Cauff Lippman and certain affiliates thereof, NSJ and the other Founding Companies for the year ended December 31, 1997, which financial statements are contained in the UniCapital Registration Statement.

               "Consolidated EBITDA" means, with respect to the Borrowers and their respective Subsidiaries for any Quarterly Period ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
       (iv) amortization of long-term Indebtedness, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated EBITDA-to-Interest Ratio" means, with respect to the Borrowers and their respective Subsidiaries for any Quarterly Period ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such Borrowers and their respective

       Subsidiaries for such period, to (ii) Consolidated Interest Expense for such Borrowers and their respective Subsidiaries for such period.

               "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrowers and their respective Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Net Income" means, for any period of computation thereof, the gross revenues from operations of the Borrowers and their respective Subsidiaries (including payments received by the Borrowers and their respective Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrowers and their respective Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding as income: (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of any Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

               "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Rate Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                     (1) to purchase such Indebtedness or other obligation or
               any property or assets constituting security therefor;

                     (2) to advance or supply funds in any manner (i) for the
               purchase or payment of such Indebtedness or other obligation, or
               (ii) to maintain a minimum working capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                     (3) to grant or convey any lien, security interest, pledge, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                     (4) to lease property or to purchase securities or other
               property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                     (5) otherwise to assure the owner of the Indebtedness or
               such obligation of the primary obligor against loss in respect thereof.

               "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.7 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

               "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.7 or Article IV of one Type of Loan into another Type of Loan.

               "Credit Party" means, collectively, each Borrower, each Eligible Intermediary, each Additional Collateral Provider, each Guarantor, and each other Person (if any) providing Collateral pursuant to any Security Instrument. UniCapital shall be deemed not to be a Credit Party.

               "Custodian" means, initially, Lehman, in its capacity as custodian under the Custodian Agreement and any successor custodian under a Custodian Agreement.

               "Custodian Agreement" means the Custodian Agreement of even date herewith between the Lender, the Custodian and the Initial Borrower and any replacement Custodian Agreement to which the Agent may become a party with respect to the transactions contemplated herein.

               "Default" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder, provided that if, pursuant to Section 9.6, such event or condition is not deemed to be a breach of the Credit Parties' obligations under this Agreement and the other Loan Documents and each of the conditions set forth in Section 9.6 is satisfied, then during the Applicable Lease Cure Period referred to in Section 9.6(d), such event or condition shall not be deemed to be a "Default" except for the purposes of Section 7.1(c), Section 7.11, the first two sentences of Section 10.4,
       Section 2 of the Compliance Certificate in the form of Exhibit G, and
       Section 4 of the Borrowing Base Certificate in the form of Exhibit R; and provided further that if the requirements of

       Section 9.6(d) are not satisfied within such Applicable Lease Cure Period, then an "Event of Default" shall be deemed to have occurred on the day after the last day of such period.

               "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

               "Dollars" and the symbol "$" means dollars constituting legal tender for the payment of public and private debts in the United States of America.

               "Effective Date Loans" shall mean the Term Loans to be advanced to the Borrowers on the Amendment Effective Date, in the amount for each Borrower specified on Schedule 2.

               "Eligible Aircraft" means any Aircraft which satisfies each of the following requirements:

                     (a) such Aircraft is (i) owned by the Applicable Borrower
               and is subject to an Eligible Lease between such Applicable Borrower (as lessor) and an Eligible Carrier (as lessee), or (ii) is owned by the Applicable Borrower, is subject to an Eligible Lease between such Applicable Borrower (as lessor) and the Applicable Intermediary (as lessee), and is subject to an Eligible Lease between such Applicable Intermediary (as lessor) and an Eligible Carrier as (lessee);

                     (b) such Aircraft is covered by all of the insurance
               described on Exhibit L attached hereto, and the Agent (for itself and on behalf of the Lenders) is named as loss payee and is named as an additional insured on such insurance;

                     (c) neither the Applicable Carrier nor the Applicable
               Intermediary (if any) is organized under the laws of, or domiciled in, any Prohibited Country;

                     (d) the Agent (for itself and on behalf of the Lenders) has a duly perfected, first priority Lien and security interest (subject only to Permitted Liens) on such Aircraft under (i) the FAA Act (in the case of an Aircraft registered in the United States) or (ii) all Applicable Foreign Aviation Laws (in the case of an Aircraft registered outside the United States); provided, however, that to the extent that a duly perfected, first priority Lien and security interest on such Aircraft is not possible, or is impractical (commercially or otherwise), then with the Agent's consent (which consent shall not be unreasonably withheld), the Security Agreement with respect to such Aircraft shall not be required or shall be modified to provide such Lien, such priority and such perfection, if any, as shall not be impossible or impractical (commercially or otherwise);

                     (e) the Agent has received opinions of FAA Counsel (if such
               Aircraft is registered in the United States) or counsel in the Applicable Foreign Jurisdiction (if such Aircraft is registered outside the United States), which counsel is reasonably acceptable to the Agent, and which opinions are addressed to the Agent (on behalf of itself and the Lenders) opining as to the creation, perfection and priority of the Agent's mortgage Lien and security interest on such Aircraft, in form and substance reasonably satisfactory to the Agent or otherwise in form and substance reasonably acceptable to the Agent; and (in the case of Aircraft registered in the United States) within a reasonable period after the registration of the Agent's Lien, the Agent has received a post-closing opinion of FAA counsel reasonably acceptable to the Agent;

                     (f) the Agent has received three (3) Qualified Appraisals
               of the Fair Market Value of such Aircraft, each such appraisal prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of the Loan hereunder with respect to such Aircraft; and based on the Appraisal Procedure, the Agent, in accordance with the Appraisal Procedure, has calculated the initial Fair Market Value of such Aircraft; and

                     (g) such Aircraft is listed on Schedule 3 hereto.

               "Eligible Assignee" means (i) a Lender, (ii) an affiliate of a Lender, and (iii) any other financial institution approved by the Agent; provided, however, that neither any Borrower nor an affiliate of any Borrower shall qualify as an Eligible Assignee.

               "Eligible Carrier" means any air carrier duly licensed to carry passengers or cargo under applicable law, foreign or domestic.

               "Eligible Engine" shall have the meaning provided in Section 2.1.

               "Eligible Intermediary" means, with respect to any Financed Aircraft, a corporation that is a direct, wholly-owned subsidiary of the Applicable Borrower.

               "Eligible Lease" means a fully-executed Lease by a Borrower (as lessor) to an Eligible Carrier (as lessee) of an Eligible Aircraft, which Lease satisfies each of the following requirements:

                     (a) such Lease is a "triple net lease" (subject to any
               arrangement whereby the Borrower and the Eligible Carrier agree to share certain expenses relating to aircraft or engine directives, service bulletins or similar items) and requires the lessee to maintain the insurance described in Exhibit L attached hereto with respect to such Aircraft, and to bear all risk of loss, damage or liability with respect to such Aircraft;

                     (b) not more than twelve (12) years of the Lease term is
               remaining under such Lease at the time of any Loan hereunder relating to such Aircraft;

                     (c) the lessor is entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code (or other applicable bankruptcy or insolvency law reasonably acceptable to the Agent) with respect to the lessor's rights against the lessee, including without limitation the rights to require performance of the lessee's obligations under the Lease or return of such Aircraft during the lessee's bankruptcy or insolvency;

                     (d) such Lease requires the lessee to comply with covenants and restrictions regarding the maintenance, return, alteration, replacement, pooling and sublease of such Aircraft, which covenants and restrictions satisfy the requirements of Section 7.21(a) and Schedule 7.21(a) hereto;

                     (e) if such Lease contains a purchase option, the expected exercise price is equal to or greater than the expected outstanding principal and accrued interest on all Loans relating to such Aircraft as of the date of exercise of such option;

                     (f) such Lease prohibits the lessee from flying or locating such Aircraft in any country in violation of the applicable laws of any jurisdiction;

                     (g) such Lease contains customary covenants and
               restrictions relating to re-registration of such Aircraft; which covenants and restrictions satisfy the requirements of the Security Agreement;

                     (h) at the time of any Loan hereunder relating to such
               Aircraft, no prepayment shall have been made under such Lease, and no Lease payment obligation shall have been accelerated, provided that it is understood that a scheduled rental payment to be paid in advance for a rental period in accordance with the Lease terms is not deemed to be a prepayment;

                     (i) at the time of any Loan relating to such Aircraft, the
               Agent shall have received a Lessee Estoppel Certificate executed by such lessee with respect to such Lease, or other evidence reasonably satisfactory to the Agent that such Lease is valid and binding;

                     (j) either (i) such Lease is a "true lease" lease (and not a lease intended as security) under applicable commercial law and other applicable law relating to creditors' rights and bankruptcy; or (ii) such Lease grants to such Borrower, and such Borrower has at all times under the FAA Act (in the case of Aircraft registered in the United States) or Applicable Foreign Aviation Laws (in the case of all other Aircraft), a perfected first priority mortgage Lien on such Aircraft (subject only to Permitted Liens), which Lien has been assigned to the Agent; and

                     (k) such Lease does not contain, or omit to include, any
               provisions that violate any affirmative statement or policy (whether or not in writing) of Moody's or S&P, in existence on or prior to the date that the Applicable Borrower has agreed to acquire the applicable Aircraft, that would preclude such Lease from (x) being included in any Permanent Capital Markets Financing or (y) generating net proceeds in such Permanent Capital Markets Financing attributable to such Financed Aircraft sufficient to repay the Loan made with respect to such Financed Aircraft;

       provided, however, that in the circumstances described in Section 2.14, "Eligible Lease" means, individually and collectively, (X) a fully-executed Lease by a Borrower (as lessor) to the Applicable Intermediary (as lessee) of an Eligible Aircraft, which Lease satisfies each of the requirements for an "Eligible Lease" set forth in clauses (a) through (l) above except that the lessee is not an Eligible Carrier, and
       (Y) a fully-executed sublease by such Applicable Intermediary (as sublessor) to an Eligible Carrier (as sublessee) of such Financed Aircraft, which Eligible Carrier is not a U.S. Carrier, and which Lease is identical in all respects (other than the Persons that are lessor and lessee) to the Lease described in clause (X) above, and which Lease satisfies all the requirements for an "Eligible Lease" set forth in clauses (a) through (k) above, except that the lessor is not a Borrower.

               "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (i) is maintained for employees of any Guarantor or any Borrower or any of their respective ERISA Affiliates or is assumed by any Guarantor or any Borrower or any of their respective ERISA Affiliates in connection with any Acquisition or
       (ii) has at any time been maintained for the employees of any Guarantor or any Borrower or any current or former ERISA Affiliate.

               "Engine" means any aircraft jet engine.

               "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, decree, permit or license regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

               "ERISA Affiliate", as applied to any Guarantor or any Borrower, means any Person or trade or business which is a member of a group which is under common control with such Guarantor or Borrower, who together with such Guarantor or Borrower, is treated as a single employer within the meaning of Section 414(b) and (c) of the Code.

               "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

                    Eurodollar  =   Interbank Offered Rate   + Applicable
                    Rate            -----------------------    Margin
                                    1-  Reserve Requirement

               "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

               "Event of Default" means any of the occurrences set forth as such in Section 9.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Existing Credit Agreement" has the meaning given in the recitals to this Agreement.

               "Existing Loans" means the loans outstanding immediately prior to the Amendment Effective Date under the Existing Credit Agreement, as more particularly described on Schedule 2.

               "FAA" means the United States Federal Aviation Administration.

               "FAA Act" means 49 U.S.C. Subtitle VII, Sections 40101 et seq., as amended from time to time, any regulations promulgated thereunder and any successor provision.

               "FAA Counsel" means DeBee & Gilchrist, Daugherty, Fowler and Peregrin, Crowe & Dunlevy, or any other law firm having nationally recognized expertise in FAA matters acceptable to the Agent.

               "FAA Recording Office" means the office of the FAA in Oklahoma City, Oklahoma, maintained as the office for the recordation of Liens on Aircraft and pursuant to the FAA Act, and any successor or additional office performing the same or a comparable function.

               "Facility Guaranty" means each Guaranty Agreement between one or more Guarantors and the Agent for the benefit of the Lenders (substantially in the form of Exhibit H attached hereto), delivered as of the applicable Closing Date and otherwise pursuant to Section 2.12, 5.2 or 5.3, as the same may be amended, modified or supplemented from time to time.

               "Facility Termination Date" means such date as all of the following shall have occurred: (a) the Borrowers shall have permanently terminated the Term Loan Facility by payment in full of all Term Loan Outstandings, together with all accrued and unpaid interest thereon, (b) all Term Loan Commitments shall have terminated or expired and (c) the Borrowers shall have fully, finally and irrevocably paid and satisfied in full all Obligations (other than Obligations consisting of continuing indemnities and other contingent Obligations of any Borrower or any Guarantor that may be owing to the Lenders pursuant to the Loan Documents and expressly survive termination of this Agreement).

               "Fair Market Value" or "FMV" with respect to any Aircraft means the current fair market value (as opposed to so-called "base value") ascribed thereto by the respective Qualified Appraiser in a Qualified Appraisal; provided that (x) for the purpose of determining the Fair Market Value of such Aircraft at the time of any Loan with respect thereto, such Fair Market Value shall be determined using an Appraisal Procedure and (y) if such Qualified Appraisal is dated more than six (6) months prior to the applicable date of determination of Fair Market Value, then Fair Market Value shall be deemed to be zero ($0).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transactions as determined by the Agent.

               "Fee Letter" means the Fee Letter dated the date hereof by Lehman Brothers Inc. accepted and agreed to by UniCapital.

               "Financed Aircraft" with respect to any Loan means, collectively, each Aircraft, or part thereof, the acquisition of which was or is to be financed or refinanced in whole or in part by such Loan.

               "Fiscal Year" means the twelve month fiscal period of UniCapital, the Borrowers and their Subsidiaries commencing on January 1 of each calendar year and ending on December 31 of each calendar year.

               "Foreign Benefit Law" means any applicable statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

               "GAAP" or "Generally Accepted Accounting Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

               "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

               "Guaranties" means the Facility Guaranties and all other obligations of any Borrower or any other Person directly or indirectly guaranteeing, or in effect guaranteeing, any Indebtedness or other obligation of any other Person.

               "Guarantors" means, at any date, the Beneficial Owners, Eligible Intermediaries and Subsidiaries who are required to be parties to a Facility Guaranty at such date.

               "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

               "Indebtedness" means with respect to any Person, without duplication, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Rate Hedging Obligations, all indebtedness secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves or deferred compensation obligations.

               "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed, as reflected on the balance sheet of such Person in accordance with GAAP, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

               "Interbank Offered Rate" means, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary), to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period (or, if no such comparable term is quoted, an interpolated rate as reasonably determined by the Agent). If for any reason such rate is not available, the term "Interbank Offered Rate" shall mean, with respect to any Eurodollar Rate Loan for the Interest Period applicable thereto, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period, provided, however; if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made or Converted or on the last day of the preceding Interest Period, as the case may be, and ending on (x) the next occurring day that is the fifteenth day of a calendar month or (y) in the case of an Interest Period of one week, the last day of such week (provided, that Interest Periods of one week in duration may not be selected by a Borrower other than in anticipation of a prepayment of a Loan); provided, that,

                     (a) if an Interest Period for a Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                     (b) except in the case of a one-week Interest Period, any
               Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                     (c) no Interest Period shall extend past the Stated
               Termination Date for Term Loans; and

                     (d) there shall not be more than six (6) Interest Periods
               in effect on any day.

               "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the Conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

               "Lease" shall have the meaning given in the Security Agreement.

               "Lease Event of Default" means any event characterized as an "event of default" (or the equivalent) under any Lease of any Aircraft (or that would be so characterized assuming the sending of any required notice by the lessor in a timely manner).

               "Lehman" means Lehman Commercial Paper Inc.

               "Lessee Estoppel Certificate" means a certificate in form and substance reasonably acceptable to the Agent, duly completed and executed by an Applicable Carrier with respect to an Aircraft; and the Agent agrees that the form of Lessee Estoppel Certificate attached hereto as Exhibit M is acceptable.

               "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, any Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

               "Loan" or "Loans" means any of the Term Loans.

               "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Facility Guaranties, the UniCapital Support Agreement, the Assumption Letters, the Custodian Agreement, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from the time to time.

               "Lockbox Agreement" means a Security Deposit and Cash Collateral Agreement between each Borrower, the Collection Bank and the Agent substantially the form of Exhibit T hereto, as supplemented from time to time in accordance with the terms thereof.

               "Manufacturer" means any manufacturer of any Financed Aircraft.

               "Manufacturer's Warranty" means any warranty made or offered by any Manufacturer with respect to any Financed Aircraft.

               "Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrowers and their respective Subsidiaries (if any), taken as a whole, (ii) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof.

               "Monthly Amortization Amount" shall have the meaning, with respect to each Loan, set forth in the Lockbox Agreement.

               "Moody's" means Moody's Investors Service, Inc.

               "Mortgage Convention" means the Convention on the International Recognition of Rights in Aircraft signed initially at Geneva in 1948, as the same may be amended, modified or supplemented from time to time.

               "Multiemployer Plan" means a "multiemployer plan" as defined in
       Section 4001(a)(3) of ERISA to which any Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six
       (6) Fiscal Years.

               "NationsBank" means NationsBank, National Association.

               "NationsBank Facility" shall mean any of the facilities pursuant to (a) the NationsBank Warehouse Credit Agreement, (b) the NationsBank Revolving Credit Agreement, (c) the NationsBank TAA or (d) the NationsBank Securitization Loan Agreement.

               "NationsBank Revolving Credit Agreement" means the Credit Agreement dated as of June 10, 1998, among UniCapital, NationsBank, as agent, and the lenders party thereto, as such agreement may be amended, modified or restated from time to time.

               "NationsBank Securitization Loan Agreement" means the Loan and Security Agreement dated as of July 1, 1998 among UCP Borrowing SPE 1998-1 Limited Partnership, Portfolio Financial Services Company, L.P., Kitty Hawk Funding Corporation, NationsBank as agent and lender and each of the other lenders party thereto.

               "NationsBank TAA" means a Transfer and Administration Agreement dated as of June 22, 1998 among UCP Qualifying SPE 1998-1 Limited Partnership, UCP Operating SPE 1998-1 Limited Partnership, Portfolio Financial Services Company, L.P., Kitty Hawk Funding Corporation, NationsBank, as agent and lender and each of the other lenders party thereto.

               "NationsBank Warehouse Credit Agreement" means the Credit Agreement dated as of June 10, 1998 among First Security Bank, National Association, as trustee on behalf of that certain trust created under the Trust Agreement (11111) dated as of June 9, 1998 between First Security Bank, National Association and Aircraft 11111, Inc., a Delaware corporation, the other borrowers referred to therein, NationsBank, as agent, and the lenders referred to therein.

               "Non-SPE Credit Party" means any owner (other than a Beneficial Owner) of a Borrower or of a Beneficial Owner, if such owner in either case is not required to be a Guarantor hereunder.

               "Notes" means, collectively, the promissory notes of the Borrowers evidencing Term Loans executed and delivered to the Lenders as provided in Section 2.5 substantially in the form of Exhibit F, with appropriate insertions as to amounts, dates and names of Lenders.

               "NSJ" means The NSJ Group, Inc., a Delaware corporation that is the direct or indirect, wholly-owned subsidiary of UniCapital.

               "Obligations" means the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to any Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of any Borrower to the Agent (acting in any capacity) or to any Lender (or, in the case of Rate

       Hedging Obligations, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, any Rate Hedging Obligation entered into with any Lender or any affiliate of any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees (including, without limitation, fees payable under the Amended and Restated Fee Letters and sums payable under the Amended and Restated Securitization Advisory Letter), indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Agent (acting in any capacity) or to any Lender that are required to be paid by any Borrower pursuant thereto) or otherwise.

               "Off-Lease 747" means the Boeing 747, manufacturers serial number 24837, with respect to which an Existing Loan is outstanding.

               "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

               "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, trustee, member or partner action), or other similar official action, as applicable, taken by such entity.

               "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership, trust or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership, trust agreement or other applicable organizational or charter documents relating to the creation of such entity.

               "Original Qualified Appraisal" has the meaning assigned thereto in Section 5.4.

               "Partnership Interests" shall have the meaning therefor provided in the Pledge Agreement.

               "Payment Date" means any date provided for herein on which the principal of, interest on or other amounts in respect of the Loans is due and payable.

               "PBGC" means the Pension Benefit Guaranty Corporation and any successor thereto.

               "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of any Borrower, any Guarantor or any of their respective ERISA Affiliates or is assumed by any Borrower, any Guarantor or any of their respective ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of any Borrower, any Guarantor or any current or former ERISA Affiliate.

               "Permanent Capital Markets Financing" shall mean an aircraft lease securitization, enhanced equipment trust certificate or other permanent aircraft-secured public or private capital markets transaction (which, in each case, does not constitute bridge or interim financing) for the benefit of UniCapital or a subsidiary of UniCapital, occurring after the date hereof and producing net proceeds of at least $200,000,000, excluding any secondary offering of UniCapital stock.

               "Permitted Lien" means any Lien permitted by Section 8.4.

               "Person" means an individual, partnership, corporation, limited liability company, limited liability partnership, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

               "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge and Security Agreement dated as of the Original Closing Date between Cauff Lippman and the Agent (for the benefit of the Agent and the Lenders), (ii) that certain Pledge and Security Agreement dated as of the Original Closing Date between Aircraft 22222, Inc. and the Agent (for the benefit of the Agent and the Lenders), and (iii) any additional Pledge and Security Agreement (substantially in the form of Exhibit S-1 or S-2 attached hereto, as applicable), delivered to the Agent pursuant to Section 5.2, 5.3 or 2.12, as hereafter amended, supplemented or replaced from time to time.

               "Pledged Interests" has the meaning given to such term in the Pledge Agreement.

               "Prime Rate" means the per annum rate of interest established from time to time by the Reference Bank as its prime or reference rate, which rate may not be the lowest rate of interest charged by the Reference Bank to its customers.

               "Principal Office" means the principal office of the Agent presently located at 3 World Financial Center New York, New York 10285 or such other office and address as the Agent may from time to time designate. Payments shall be made to the account specified in the Lockbox Agreement or to such other account as the Agent may from time to time specify in writing.

               "Prohibited Countries" means those countries, as determined by the Agent from time to time, in which Aircraft may not be operated by lessees domiciled in such countries without procuring insurance consistent with industry and securitization standards, which countries presently include Afghanistan, Albania, Bosnia, Burma, Burundi, Cambodia, Cote d'Ivoire, Croatia, Cuba, Haiti, Herzegovina, Iran, Iraq, North Korea, Laos, Lebanon, Libya, Montenegro, Nigeria, Rwanda, Serbia, the former Soviet Republics, Syria, Vietnam, Yemen, and Zaire.

               "Purchase Price" with respect to any Aircraft means the actual purchase price paid for such Aircraft by the Applicable Borrower, together with the estimated out-of-pocket costs to be incurred by such Applicable Borrower in such purchase (provided that such estimated out-of-pocket costs shall not exceed 1% of such Purchase Price).

               "Qualified Appraisal" means, with respect to any Financed Aircraft, an appraisal of such Aircraft by a Qualified Appraiser, which appraisal is prepared in accordance with ISTAT standards and opines as to the Fair Market Value of such Aircraft, taking into account the actual maintenance status of such Aircraft.

               "Qualified Appraiser" means any of the following appraisal firms selected and retained by UniCapital and reporting to UniCapital and the
       Agent: Aircraft Information Services, Inc., BK Associates, Inc., Morten Beyer, Simat, Helliesen & Eichner, Inc., Airclaims Limited or Avitas, Inc.

               "Qualified Trustee" means (i) Wilmington Trust Company, First Security Bank, National Association, or another bank or trust company having a combined capital and surplus of at least One Hundred Million Dollars ($100,000,000) or (ii) any other Person acceptable to the Agent.

               "Quarterly Period" means a fiscal quarter of the Borrowers and their Subsidiaries.

               "Rated Carrier" means any Eligible Carrier identified on Exhibit J attached hereto, as such Exhibit may be amended from time to time pursuant to Section 7.20.

               "Rate Hedging Obligations" means any and all obligations of any Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

               "Reference Bank" means Citibank, N.A.

               "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

               "Regulatory Change" means any change effective after the Original Closing Date in United States federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, including those relating to "highly leveraged transactions," whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

               "Repurchase Agreement" means a repurchase agreement entered into with any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's.

               "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating more than 50% of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal at all times (a) other than following the occurrence and during the continuance of an Event of Default, to the amount of its Term Loan Commitment; and (b) following the occurrence and during the continuance of an Event of Default, to the aggregate principal amount of such Lender's Applicable Commitment Percentage of Term Loan Outstandings; provided that, for the purpose of this definition only, if any Lender shall have failed to fund its Applicable Commitment Percentage of any Loan, the Term Loan Commitment of such Lender shall be deemed reduced by the amount it so failed to fund for so long as such failure shall continue and such Lender's Credit Exposure attributable to such failure shall be deemed held by any Lender making more than its Applicable Commitment Percentage of such Loan to the extent it covers such failure.

               "Reserve Requirement" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

               "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill.

               "Sabena Portfolio" means the group of Eligible Aircraft listed on Exhibit O attached hereto.

               "Security Agreement" means, collectively (or individually as the context may indicate), any Mortgage and Security Agreement (substantially in the form of Exhibit I attached hereto) delivered to the Agent pursuant to Section 5.2, 5.3 or 2.12, as hereafter modified, amended or supplemented from time to time.

               "Security Instruments" means, collectively, the Pledge Agreement, Security Agreement, the Lockbox Agreement and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Borrower, any Beneficial Owner, any Subsidiary, any Intermediary or any other Person shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

               "Servicing Agreement" means the Servicing Agreement of even date herewith between the Servicer and the Agent, in substantially the form of Exhibit P attached.

               "Servicer" means Cauff, Lippman Aviation, Inc.

               "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which any Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

               "Solvent" means, when used with respect to any Person, that at the time of determination:

                     (i) the fair value of its assets (both at fair valuation
               and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                     (ii) it is then able and expects to be able to pay its
               debts as they mature; and

                     (iii) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

               "Stated Termination Date" means December 31, 2000.

               "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity interests is owned directly or indirectly by one or more Guarantors, Borrowers and/or by one or more of any Guarantor's Subsidiaries or any Borrower's Subsidiaries. With respect to any specified Guarantor or Borrower, the "Subsidiaries" of such Guarantor or Borrower shall mean (y) any Subsidiary owned directly or indirectly by such Guarantor or Borrower or by any of its Subsidiaries, or (z) any trust with respect to which such Guarantor or such Borrower or any of its Subsidiaries has a beneficial interest.

               "Swap Agreement" means one or more agreements between any Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to such Borrower and such Person, which agreements create Rate Hedging Obligations.

               "Term Loan Commitment" means, with respect to each Lender, the obligation of such Lender to make Term Loans to the Borrowers up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Term Loan Commitment.

               "Term Loan Facility" means the facility described in Article II hereof providing for Loans to the Borrowers by the Lenders in the aggregate principal amount of the Total Term Loan Commitment.

               "Term Loan Outstandings" means, as of any date of determination, the aggregate principal amount of all Term Loans then outstanding.

               "Term Loan Termination Date" means the earliest of (i) the Stated Termination Date, (ii) the date of termination of Lenders' obligations pursuant to Section 9.1 upon the occurrence of an Event of Default, or
       (iii) such date as the Borrowers may voluntarily and permanently terminate the Term Loan Facility by payment in full of all Term Loan Outstandings, together with all accrued and unpaid interest thereon.

               "Term Loan" means any borrowing pursuant to a Loan under the Term Loan Facility in accordance with Article II.

               "Termination Event" means: (i) a "Reportable Event" described in
       Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under
       Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of any Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; or
       (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

               "Total Term Loan Commitment" means a principal amount equal to $378,700,000, as reduced from time to time as a result or prepayments of Term Loans.

               "Trust Agreement" means each of the Trust Agreements between a Beneficial Owner and a Qualified Trustee.

               "Trust Estate" means all estate, right, title and interest of each Trustee in and to each Aircraft, each lease and all related documents and all other property of the Trustee, including, without limitation, all amounts of rent, insurance proceeds (other than liability insurance proceeds payable to or for the benefit of any Borrower, any Beneficial Owner, any Lender or the Agent) and requisition, indemnity or other payments or any kind for or with respect to each Aircraft.

               "Trustee" means a Qualified Trustee, solely in its capacity as trustee under a Trust Agreement.

               "Type" shall mean any type of Loan (i.e., a Base Rate Loan or a Eurodollar Rate Loan).

               "UniCapital" means UniCapital Corporation, a Delaware corporation.

               "UniCapital Registration Statement" means that certain Registration Statement of UniCapital on Form S-1, Registration No. 333-46603, as filed with the Securities and Exchange Commission on February 20, 1998, as amended, including all documents incorporated therein by reference.

               "UniCapital Special Purpose Corporation" means any corporation
       (a) that is organized under the laws of any state of the United States and has its principal place of business in the United States and (b) which is a direct or indirect, wholly-owned Subsidiary of Cauff Lippman or NSJ.

               "UniCapital Subsidiary Trust" means any trust (a) that is organized under the laws of a state of the United States and has its principal place of business in the United States, (b) whose trustee is a Qualified Trustee and (c) in which 100% of all beneficial interests are owned directly by a direct or indirect wholly-owned Subsidiary of Cauff Lippman or NSJ.

               "UniCapital Support Agreement" means the Support Agreement executed by UniCapital, substantially in the form of Exhibit N.

               "U.S. Carrier" means any Eligible Carrier principally located in the United States of America.

               "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "Weighted Average Lease Factor" means, as of any date of determination, the ratio of (a) one-twelfth of the aggregate amount of base rent scheduled to accrued under all Leases of Financed Aircraft during the one-year period immediately succeeding such date of determination divided by (b) the aggregate Fair Market Value of all Financed Aircraft.

               1.2 Rules of Interpretation. (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

               (b) Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

               (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

               (d) Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

               (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

               (f) When used herein or in any other Loan Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (g) References to "including" means including without limiting the generality of any description preceding such term, and for purposes hereof the rule of ejusdem generis shall not be applicable to limit a general statement, followed by or referable to an enumeration of specific matters, to matters similar to those specifically mentioned.

               (h) All dates and times of day specified herein shall refer to such dates and times in New York, New York.

               (i) Each of the parties to the Loan Documents and their counsel have reviewed and revised, or requested (or had the opportunity to request) revisions to, the Loan Documents, and any rule of construction that ambiguities are to be resolved against the drafting party shall be inapplicable in the construing and interpretation of the Loan Documents and all exhibits, schedules and appendices thereto.

               (j) Any reference to an officer of any Borrower or any other Person by reference to the title of such officer shall be deemed to refer to each other officer of such Person, however titled, exercising the same or substantially similar functions.

               (k) All references to any agreement or document as amended, modified or supplemented, or words of similar effect, shall mean such document or agreement, as the case may be, as amended, modified or supplemented from time to time only as and to the extent permitted therein and in the Loan Documents.

                                   ARTICLE II

                             The Term Loan Facility

               2.1 Term Loans. (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make (and, in the case of the Existing Loans, to continue as Term Loans subject to the terms and conditions of this Agreement) Loans to any of the Borrowers under the Term Loan Facility from time to time from the Amendment Effective Date until the Term Loan Termination Date on a pro rata basis as to the total borrowing requested by the applicable Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Term Loan Commitment of such Lender, provided, however, that (A) the proceeds of such Loan shall be used solely to finance or refinance the purchase by such Borrower of an Eligible Aircraft (or, in the case of the Engines shown on Schedule 3 (the "Eligible Engines"), to refinance such Engines and in the case of the Off-Lease 747, for the purposes described in Section 2.1(b) below), and (B) the amount of such Loan (together with any other Loans relating to such Aircraft) shall not exceed the Applicable Aircraft Borrowing Base of such Aircraft or of such Engine and (C) amounts prepaid on the Term Loan Facility may not be reborrowed; and provided, further, that the Lenders will not be required and shall have no obligation to make any such Loan (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; and provided further, that immediately after giving effect to each such Loan, the amount of Term Loan Outstandings shall not exceed the lesser of the Borrowing Base or the Total Term Loan Commitment. Within such limits, the Borrowers may borrow under the Term Loan Facility on a Business Day from the Amendment Effective Date until, but (as to borrowings) not including, the Term Loan Termination Date; provided, however, that (1) no Term Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (2) each Term Loan that is a Eurodollar Rate Loan may be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 4.5.

               (b) Loans to Reconfigure Off-Lease 747. If the Borrower with respect to the Off-Lease 747 presents to the Agent an Eligible Lease, pursuant to which such Lessee will lease the Off-Lease 747 and in connection with which the Applicable Borrower will be obligated to contribute not more than $16,000,000 toward the cost of the refurbishment and reconfiguration of the Off-Lease 747 (the "Reconfiguration Lease Arrangement"), all on terms satisfactory to the Agent in its reasonable discretion, the Agent may lend a portion of the Total Term Loan Commitment not to exceed $16,000,000 as required to pay the portion of costs of refurbishment of the Off-Lease 747 required to be paid by the applicable Borrower, provided, that the total of all Loans made with respect to the Off-Lease 747 shall not exceed the Applicable Aircraft Borrowing Base of the Off-Lease 747. Such $16,000,000 portion of the Total Term Loan Commitment shall not be loaned hereunder for any other purpose. If a Reconfiguration Lease Arrangement satisfactory to the Agent in its reasonable discretion is not executed and delivered on or before May 14, 2000, the Agent shall have the right to require a mandatory prepayment of the Loans in an amount not to exceed the Borrowing Base of the Off-Lease 747.

               (c) Amounts. Except as otherwise permitted by the Lenders from time to time, the amount of Term Loan Outstandings shall not exceed at any time the lesser of the Borrowing Base or the Total Term Loan Commitment; and, in the event there shall be outstanding any such excess, the Borrowers, jointly and severally, shall immediately make such payments and prepayments as shall be necessary to comply with these restrictions. Each Term Loan hereunder and each Conversion under Section 2.7, shall be in an amount of at least $1,000,000.

               (d) Procedures. An Authorized Representative shall give the Agent
(i) at least three (3) Business Days' irrevocable written notice by telefacsimile transmission of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Term Loan that is to be Converted into a Eurodollar Rate Loan prior to 10:30 A.M. and (ii) at least one (1) Business Day's written notice, revocable only on or before noon the following Business Day, by telefacsimile transmission of a Borrowing Notice with appropriate insertions, effective upon receipt, of each Term Loan (which shall be borrowed as a Base Rate Loan) prior to 10:30 A.M. and (iii) at least one (1) Business Day's irrevocable written notice by telefacsimile transmission of an Interest Rate Selection Notice with appropriate insertions, effective upon receipt, of each Term Loan that is to be Converted into a Base Rate Loan prior to 10:30 A.M. Each such notice shall (A) specify the name of the respective Borrower, the amount of the borrowing, the date of borrowing or Conversion (as applicable), type of Term Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest and (B) identify the Financed Aircraft the acquisition of which is to be financed with the proceeds of the borrowing. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of a Loan requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

                   (i) Promptly (and, to the extent feasible, not later than 2:00 P.M.) on the date specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Loan or Loans to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Term Loan or Term Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the applicable Borrower by delivery of the proceeds thereof to the Borrowers' Account or otherwise as shall be directed in the applicable Borrowing Notice by an Authorized Representative and reasonably acceptable to the Agent.

               (ii) Each Loan will be made initially as a Base Rate Loan. The Borrowers shall have the option to elect the duration of the initial and any subsequent Interest Periods and to Convert the Term Loans in accordance with Section 2.7, provided that any Base Rate Loan must be Converted within seven (7) Business Days after the date on which it is borrowed into a Eurodollar Rate Loan and may thereafter be Converted into a Base Rate Loan only in anticipation of a prepayment of such Loan within one week after such Conversion into a Base Rate Loan. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans for any or all of the Borrowers having more than six (6) different Interest Periods. If the Agent does not receive an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period by the time prescribed by Section 2.7, the applicable Borrower shall be deemed to have elected for any Eurodollar Loan an Interest Period of the duration provided in clause (x) of the definition of Interest Period.

               2.2 Payment of Interest. (a) The Borrowers, jointly and severally, shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be due at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any Event of Default shall occur and be continuing, all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

               (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (x) monthly in arrears on the fifteenth (15th) calendar day of each calendar month (or, if such day is not Business Day, on the next succeeding Business Day), (y) upon payment or prepayment of the principal amount of any Loan or any portion thereof, on the amount so paid or prepaid and (z) at the Term Loan Termination Date.

               2.3 Payment of Principal. (a) Scheduled Repayments; Voluntary Prepayments. The principal amount of each Term Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Term Loan Termination Date, or earlier as specifically provided herein. The Borrower may prepay the outstanding principal amount of any Loan, in whole or in part, upon one Business Day's notice to the Lender. All such prepayments must be accompanied by accrued interest up to, and including, the date of such prepayment and any compensation due under Section 4.5 hereof.

               (b) Mandatory Prepayments. (i) Upon the sale of any Aircraft, Engine or other asset by any Borrower, or any Additional Collateral, or upon the refinancing of any Indebtedness of any Borrower arising from any Loan hereunder, the Borrowers, jointly and severally, shall immediately pay to the Agent an amount equal to the net proceeds of such sale or refinancing, which amount shall be applied by the Agent to reduce outstanding principal and accrued interest on any Loans made to, or for the benefit of, such Borrower. If any net proceeds of such sale or refinancing remain after the repayment in full of all outstanding principal and accrued interest on such Loans, such excess proceeds shall be applied pro rata to the partial prepayment of all unpaid Term Loans in respect of the remaining Financed Aircraft until the aggregate outstanding principal balance of the Term Loans has been reduced to zero.

               (ii) The Borrowers, jointly and severally, shall be required to prepay the Loans, upon five Business Days' prior notice, (A) in an amount equal to any amount by which the aggregate outstanding principal amount of the Loans exceeds the Borrowing Base at any time (provided, that no such prepayment shall be required prior to September 30, 2000 as a result of a reduction in the Fair Market Value of the Financed Aircraft (as determined by the appraisals to be delivered pursuant to Section 7.19) and (B) if required under Section 2.1(b). Alternatively, a Borrower may pledge additional Collateral (valued in a manner reasonably acceptable to the Agent) to increase the Borrowing Base and avoid such mandatory prepayment.

               (iii) The Borrowers, jointly and severally, shall be required to prepay the Loan relating to a Financed Aircraft, upon five Business Days' prior notice, in an amount equal to any amount by which the estimated out-of-pocket costs incurred by the Applicable Borrower in acquiring such Financed Aircraft that were included in such Loan exceed the actual amount of such expenses.

               (iv) The Borrowers, jointly and severally, shall be required to prepay the Loans upon the occurrence of an Event of Loss as, and on the date, required by Section 3.8(b) of the Security Agreement.

               (v) Notwithstanding anything to the contrary in the Lockbox Agreements, the Borrowers, jointly and severally, shall be required to prepay the Loans monthly in an amount equal to (A) all cash receipts of such Borrower remaining after payment of other sums due hereunder and (B) all amounts received by or on behalf of the respective owners of the Additional Collateral thereof as dividends, lease rentals or other cash receipts from the Additional Collateral.

               2.4 Manner of Payment. Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds without setoff, deduction or counterclaim before 12:30 P.M. on the date such payment is due.

               (i) The Agent shall deem any payment made by or on behalf of any Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the time such funds become available funds. Any non-conforming payment may constitute or become a Default or Event of Default. Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

               (ii) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Term Loan Termination Date.

               (iii) Any payment or prepayment of any principal or interest on any Loan hereunder shall be accompanied by a certificate signed by an Authorized Representative and delivered to the Agent, which certificate shall identify such Loan, the amount of principal and interest paid thereon, and the Borrower to whom, or for whose benefit, such Loan was originally advanced.

               2.5 Notes. Term Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Term Loan Commitment, which Term Note shall be dated the applicable Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrowers.

               2.6 Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.9 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by any Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from any Borrower.

               2.7 Conversions and Elections of Subsequent Interest Periods. Subject to the limitations set forth below and in Article IV, the Borrowers may:

               (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, Convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; provided, that a Conversion of Eurodollar Rate Loans into Base Rate Loans shall be made by Borrower only in anticipation of a prepayment of such Base Rate Loans within one week after such Conversion; and

               (b) provided that no Default or Event of Default shall have occurred and be continuing and upon delivery, effective upon receipt, of a properly completed Interest Rate Selection

       Notice to the Agent on or before 10:30 A.M. three (3) Business Days' prior to the date of such election or Conversion:

                      (i) elect a subsequent Interest Period for all or a
               portion of Eurodollar Rate Loans to begin on the last day of the then current Interest Period for such Eurodollar Rate Loans; and

                      (ii) Convert Base Rate Loans to Eurodollar Rate Loans on
               any Business Day (and shall so Convert any Base Rate Loan to a Eurodollar Rate Loan within one week after the borrowing date therefor).

               Each election and Conversion pursuant to this Section 2.7 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1, 2.3 and Article IV. The Agent shall give written notice to each Lender of such notice of election or Conversion prior to 3:00 P.M. on the day such notice of election or Conversion is received. All such Continuations or Conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

               2.8 Increase and Decrease in Amounts. The amount of the Total Term Loan Commitment which shall be available to the Borrowers as Loans shall be reduced by the aggregate amount of Term Loan Outstandings.

               2.9 Fees. Borrower shall pay the fees specified in the Fee Letter on the dates specified therein.

               2.10 Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan hereunder nor shall the Term Loan Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to any Borrower as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the applicable Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such Loan under its Note; provided that, (i) such defaulting Lender shall not be entitled to receive payments of principal, interest or fees with respect to such deficiency advance until such deficiency advance shall be paid by such Lender and (ii) upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by a Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and such Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by such Borrower thereon.

               2.11 Use of Proceeds. The proceeds of each Loan made pursuant to the Term Loan Facility hereunder shall be used by the Applicable Borrower to finance or to refinance the purchase by such Borrower of an Eligible Aircraft.

               2.12 Designation of Borrowing Affiliate; Releases. (a) An Authorized Representative may from time to time designate any UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation which has not joined in the execution of this Agreement as a "Borrowing Affiliate" hereunder by causing such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation to execute and deliver a duly completed Assumption Letter (in the form attached hereto as Exhibit Q) to the Agent with the written acknowledgment of the Borrowers and the Agent at the foot thereof, together with (a) Facility Guaranties executed by each Beneficial Owner of any such UniCapital Subsidiary Trust, by each Subsidiary of any such Beneficial Owner (other than such UniCapital Subsidiary Trust), by each Subsidiary of such UniCapital Subsidiary Trust or of such UniCapital Special Purpose Corporation, and by the Applicable Intermediary (if any), (b) Security Agreements signed by such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, by each Beneficial Owner of any such UniCapital Subsidiary Trust, by each Subsidiary of any such Beneficial Owner, by each Subsidiary of such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, and by the Applicable Intermediary (if any), (c) Pledge Agreements signed by the respective Beneficial Owners and other owners, granting a security interest in the Pledged Interests in such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation, in any Subsidiary thereof, in any Beneficial Owner and in any Subsidiary thereof, and in the Applicable Intermediary (if any), and (d) all additional documents required under such Assumption Letter. Upon such execution, delivery and consent, such UniCapital Subsidiary Trust or UniCapital Special Purpose Corporation (as the case may be) shall for all purposes be a party hereto as a Borrower as fully as if it had executed and delivered this Agreement.

               (b) So long as (w) all Loans made to or on behalf of any Borrower, together with all accrued interest on such Loans, have been paid in full, (x) all other outstanding Obligations of such Borrower (except Obligations to pay principal and interest on Loans other than those Loans described in clause (w)) have been paid in full, (y) no Default or Event of Default has occurred and will be continuing after giving effect to such termination, and (z) any prepayment required under Section 2.3(b) has been made, then such Borrower may, by not less than fourteen (14) days prior notice to the Agent (which shall promptly notify the Lenders thereof), (i) terminate its status as a "Borrowing Affiliate" and "Borrower" hereunder and under the other Loan Documents, and (ii) (with respect to any Beneficial Owner of such Borrower) unless such Person also holds a beneficial interest in any other Borrower, to terminate the status of such Person and any other Subsidiary of such Person as a "Guarantor" hereunder and under the other Loan Documents, and (iii) to terminate the status of the Applicable Intermediary (if any) and any other Subsidiary of such Borrower as a "Guarantor" hereunder and under the other Loan Documents. Upon such terminations (provided the conditions to such terminations are satisfied), the Agent shall take all actions reasonably requested by such Borrower (A) to release the Liens of the Agent on all Aircraft and other Collateral owned by such Borrower and its Subsidiaries (including the Applicable Intermediary, if any) and to release such Borrower and such Subsidiaries from all of their respective obligations under the Loan Documents (including without limitation a written release to such effect), (B) unless such Beneficial Owner also holds a beneficial interest in any other Borrower, to release the Liens of the Agent on all Collateral owned by such Beneficial Owner and its other Subsidiaries and to release such Beneficial Owner and such other Subsidiaries from all of their respective obligations under the Loan Documents (including without limitation a written release to such effect), (C) to release the Lien of the Agent with respect to any Pledged Interests in such Borrower, its Subsidiaries and the Applicable Intermediary, and (D) (unless such Beneficiary Owner also holds a beneficial interest in any other Borrower) to release the Lien of the Agent with respect to any Pledged Interests in such Beneficial Owner. For the purposes of this Section 2.12, the Initial Borrower shall not be deemed to be a "Borrowing Affiliate." Any provision of this Section 2.12 or any other provision of any Loan Document notwithstanding, in no event shall UniCapital be released from its obligations to pay indemnification to, or reimburse any costs or expenses of, the Agent or any Lender (including without limitation the obligations under Article IV and Sections 4.6, 7.15, 11.5 and 11.9), which agreements and obligations shall survive any release or termination of any Credit Party pursuant to this Section 2.12.

               (c) Any Additional Collateral Provider may sell its Additional Collateral for a price that, in the good faith judgment of the Agent, is a fair market value price or such other price to which Agent may agree. So long as (y) no Default or Event of Default has occurred and will be continuing after giving effect to such termination, and (z) any prepayment required under Section 2.3(b) has been made, then any Additional Collateral Provider may, by not less than five (5) Business Days prior notice to the Agent (which shall promptly notify the Lenders thereof), (i) terminate its status as an Additional Collateral Provider hereunder and under the other Loan Documents, and (ii) obtain from the Agent a release of its pledge, mortgage or other security interest with respect to such Additional Collateral.

               2.13 Joint and Several Liability. Each Borrower (including without limitation the Initial Borrower and each Borrowing Affiliate) agrees and acknowledges that the Obligations constitute and will constitute joint and several obligations and liabilities of the Borrowers; provided, however, that anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Borrower with respect to the joint and several liability under this Section 2.13 shall in no event exceed the amount which can be guaranteed by such Borrower under applicable federal and state laws relating to the insolvency of debtors. Each Borrower further agrees and acknowledges that all actions taken, elections made and notices and certificates furnished or received by it under or pursuant to the Loan Documents shall constitute the action, election, notice or certification of all of the Borrowers under the Loan Documents, and that each Authorized Representative shall have full authority to act for and on behalf of all of the Borrowers for all purposes of the Loan Documents. Each Borrower agrees that the joint and several liability of the Borrowers shall not be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Agent or any Lender with respect to the Collateral other than as provided in Section 2.12(b) hereof, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Agent, any Lender or any other Person with respect to any of the Obligations, nor by any other agreements or arrangements whatever with any other Borrower or with anyone else, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower hereunder is direct and unconditional as to all of the Obligations hereunder, and may be enforced without requiring the Agent, any Lender or any other Person first to resort to any other right, remedy or security; no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for indemnity whatsoever, nor any right of recourse to security for any of the Obligations hereunder, unless and until all of said Obligations have been paid in full; except as provided in Section 2.12(b) hereof and subject to the proviso to the first sentence of this Section 2.13, nothing shall discharge or satisfy the liability of any Borrower hereunder except the full payment and performance of all of the Obligations; any and all present and future debts and obligations of each Borrower to the other Borrowers are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations of the Borrowers to the Agent, the Lenders and any other Person.

                                  ARTICLE III

                                    Security

               3.1 Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the date of the initial Loan do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Lenders a duly perfected first priority security interest under all applicable laws (including without limitation under the FAA Act (in the case of an Aircraft registered in the United States), or any Applicable Foreign Aviation Laws (in the case of any other Aircraft)) in all Collateral subject to no prior Lien or other encumbrance (that, in each case, has not previously been satisfied in full) or restriction on transfer (other than Permitted Liens and restrictions on transfer imposed by applicable laws or referred to in Schedule 6.7); provided, however, that to the extent that a duly perfected, first priority Lien and security interest on such Aircraft is not possible, or is impractical (commercially or otherwise), then with the Agent's consent (which consent shall not be unreasonably withheld), the Security Agreement with respect to such Aircraft shall not be required or shall be modified to provide such Lien, such priority and such perfection, if any, as shall not be impossible or impractical (commercially or otherwise)

               3.2 Further Assurances. At the request of the Agent, each Borrower will, or will cause other Credit Parties (as the case may be), to, execute, by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Borrower or any Guarantor or any other Credit Party after the Original Closing Date.

               3.3 Information Regarding Collateral. Each Borrower represents, warrants and covenants that (i) the chief executive office of each Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Amendment Effective Date is located at the address or addresses specified on Schedule 3.3, and (ii) Schedule 3.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1997 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location of the chief executive office and principal place of business of each Grantor at any time since January 1, 1997,
(c) each location in which goods constituting Collateral (other than Aircraft) are or have been located since January 1, 1997, (d) the country of registration (if applicable) of each Aircraft; and (e) each trade name used by any Grantor since January 1, 1997 and the purposes for which it was used. No Borrower shall change, or permit any other Grantor to change, the location of its chief executive office or principal place of business or any location specified in clause (c) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at the Borrowers' or such other Grantor's expense as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent in Collateral.

               3.4 Quiet Enjoyment. The Agent and each Lender hereby agree that, so long as no Lease Event of Default shall have occurred and be continuing under an Eligible Lease, it will not interfere with the quiet enjoyment of the possession and use of the Aircraft by the Applicable Carrier during the term of such Eligible Lease and it will (subject to any requirements or restrictions imposed by applicable law) dispose of its interest in the Eligible Aircraft leased under such Eligible Lease expressly subject to such Eligible Lease and on terms such that the purchaser provides a similar right of quiet enjoyment to such Applicable Carrier. Upon the request of any Borrower, the Agent (on behalf of itself and the Lenders) will confirm the immediately preceding sentence in writing to any Applicable Carrier.

                                   ARTICLE IV

                            Change in Circumstances

               4.1 Increased Cost and Reduced Return. (a) If, after the date hereof, the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof:

                   (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes covered by Section
       4.6 and changes in the rate of tax imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                  (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, compulsory loan, or similar requirement (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Term Loan Commitment of such Lender hereunder; or

                 (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Loans or any of such extensions of credit or liabilities or commitments;

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then UniCapital and the Borrowers, jointly and severally, shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction, provided that in determining such costs, no Lender shall treat the Borrowers less favorably than other borrowers of similar size and circumstances. If any Lender requests compensation by UniCapital or any Borrower under this Section 4.1(a), the Borrowers may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 4.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

       (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency issued after the date hereof, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand UniCapital and the Borrowers, jointly and severally, shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

       (c) Each Lender shall promptly notify UniCapital, the Borrowers and the Agent of any event of which it has knowledge occurring after the date hereof, which will entitle a Lender to compensation pursuant to this Section 4.1, and such Lender shall, upon written request by UniCapital or any Borrower, designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 4.1 shall furnish to the Borrowers and the Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

               4.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate Loan:

               (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

then the Agent shall give the Borrowers prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type or to Convert Loans of any other Type into Loans of such Type, and the Borrowers shall, jointly and severally, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

               4.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrowers thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 4.4 shall be applicable).

               4.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 4.1 or 4.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section 4.3 hereof, on such earlier date as such Lender may specify to the Borrowers with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in
Section 4.1 or 4.3 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrowers (with a copy to the Agent) that the circumstances specified in Section 4.1 or 4.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Term Loan Commitments.

               4.5 Compensation. Upon the request of any Lender, UniCapital and the Borrowers, jointly and severally, shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense incurred by it as a result of:

               (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 9.1) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by any Borrower for any reason (including, without limitation, the failure of any condition precedent specified in
       Article V to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

               4.6 Taxes. (a) Any and all payments by any Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, adopted after the date hereof, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes adopted after the date hereof from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions, (iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) such Borrower shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a receipt evidencing payment thereof.

               (b) In addition, UniCapital and the Borrowers agree, jointly and severally, to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

               (c) UniCapital and the Borrowers agree, jointly and severally, to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 4.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

               (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by any Borrower or the Agent (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which a form originally was required to be provided), shall provide the Borrowers and the Agent with (i) Internal Revenue Service Form W-8BEN (or Form 1001) or Form W-8ECI (or Form 4224), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States and (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service.

               (e) For any period with respect to which a Lender has failed to provide the Borrowers and the Agent with the appropriate form pursuant to
Section 4.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.6(a) or 4.6(b) with respect to United States withholding taxes; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, each Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

               (f) If UniCapital or any Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Lender, is not otherwise disadvantageous to such Lender.

               (g) Within thirty (30) days after the date of any payment of Taxes, UniCapital or the applicable Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

               (h) Without prejudice to the survival of any other agreement of UniCapital or any Borrower hereunder, the agreements and obligations of UniCapital and each Borrower contained in this Section 4.6 shall survive the termination of the Term Loan Commitments and the payment in full of the Loans.

               (i) UniCapital has executed this Credit Agreement to indicate its agreement to be bound by the terms of this Article IV, Sections 2.12, 7.15, 11.5 and 11.9, and any other provision of this Agreement that is applicable to UniCapital.

                                   ARTICLE V

          Conditions to Effectiveness of Amendment and to Making Loans

               5.1 Conditions of Effectiveness. This Agreement shall be effective, the existing Term Loans shall be continued under and governed by this Agreement, and the Lenders shall make the Term Loan Facility available to the Borrowers pursuant to the terms of this Agreement only upon fulfillment of the following conditions precedent:

               (a) the Agent shall have received on or before the Amendment Effective Date, in form and substance satisfactory to the Agent and Lenders, the following:

                      (i) executed originals of each of this Agreement, the
               Notes, the initial Facility Guaranties, the initial Security Instruments, the UniCapital Support Agreement and the other Loan Documents, together with all schedules and exhibits thereto;

                      (ii) the favorable written opinion or opinions with
               respect to the Loan Documents and the transactions contemplated thereby of special counsel to the Credit Parties dated the applicable Closing Date, addressed to the Agent (on behalf of itself and the Lenders) reasonably satisfactory to special counsel to the Agent;

                      (iii) resolutions of the boards of directors or other
               appropriate governing body (or of the appropriate committee thereof) of UniCapital and each Credit Party (or, in the case of a Credit Party that is a trust, resolutions of the appropriate board or committee of each trustee thereof) certified by its secretary or assistant secretary as of the applicable Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                      (iv) specimen signatures of officers of UniCapital and
               each of the Credit Parties executing the Loan Documents on behalf of UniCapital or such Credit Party, certified by the secretary or assistant secretary of UniCapital or such Credit Party;

                      (v) to the extent current versions have not been
               previously delivered to the Agent, the Organizational Documents of UniCapital and each of the Credit Parties and each of the trustees for each UniCapital Subsidiary Trust certified as of a recent date by the Secretary of State or comparable official of its jurisdiction of organization (provided that the trust agreement of a UniCapital Subsidiary Trust may be certified by the secretary or assistant secretary of its Beneficial Owner);

                      (vi) to the extent current versions have not been
               previously delivered to the Agent, Operating Documents of UniCapital and each of the Credit Parties and each of the trustees for each UniCapital Subsidiary Trust certified as of the Original Closing Date as true and correct by its secretary or assistant secretary;

                     (vii) certificates issued as of a recent date by the
               Secretaries of State or comparable officials of the respective jurisdictions of formation of UniCapital and each of the Credit Parties (excluding UniCapital Subsidiary Trusts, but including each trustee thereof) as to the due existence and good standing of such Person;

                     (viii) appropriate certificates of qualification to do
               business, good standing and, where appropriate, authority to conduct business under assumed name, issued in respect of UniCapital and each of the Credit Parties (excluding UniCapital Subsidiary Trusts, but including each trustee thereof) as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

                     (ix) to the extent the Authorized Representations will not continue to the Authorized Representatives designated under the Existing Credit Agreement, notice of appointment of the initial Authorized Representative(s);

                     (x) fully-executed Uniform Commercial Code financing
               statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                           (1) the delivery by the Borrowers of all stock
                     certificates and other certificates, if any, evidencing ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto; and

                           (2) the delivery by the Borrowers of "control
                     agreements" that have been executed by the respective issuers (and consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests; and

                     (xi) the Amended and Restated Fee Letters and evidence that all fees payable by the Borrowers thereunder on the Amendment Effective Date to the Agent and the Lenders have been paid in full; and

                     (xii) the Amended and Restated Securitization Advisory
               Letter;

               (b) the Agent shall be satisfied that the conditions precedent to closing the Effective Date Loans under Section 5.2 will be fulfilled on the Amendment Effective Date;

               (c) In the good faith judgment of the Agent and the Lenders:

                      (i) no litigation, action, suit, investigation or other
               arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

                      (ii) UniCapital and the Credit Parties shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of
               (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which any of the Credit Parties is a party or by which any of them or their properties is bound.

               5.2 Conditions of Effective Date Loans. The obligation of the Lenders to make the Effective Date Loans under the Term Loan Facility is subject to the conditions precedent that:

               (a) each of the conditions to making the Term Loan Facility available to the Borrowers, as set forth in Section 5.1, shall have been satisfied on or prior to the date of the Effective Date Loans;

               (b) the representations and warranties of UniCapital and the Credit Parties set forth in Article VI and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date;

               (c) the Borrowing Affiliate with respect to such Loan shall have executed and delivered to the Agent an Assumption Letter, and each Borrower and the Agent shall have executed such Assumption Letter and the Borrowing Affiliate shall have delivered to the Agent all other agreements, instruments and documents required by such Assumption Letter;

               (d) the Borrowing Affiliate with respect to such Loan shall have delivered to the Agent (i) Facility Guaranties fully executed by any Beneficial Owner of such Borrowing Affiliate, by each Subsidiary of any such Beneficial Owner (other than such Borrowing Affiliate), by each Subsidiary of such Borrowing Affiliate and by the Applicable Intermediary (if any); (ii) Pledge Agreements fully executed by the appropriate pledgors, granting a security interest in all Pledged Interests with respect to each such Beneficial Owner, such Borrowing Affiliate, each Subsidiary of any Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and the

       Applicable Intermediary (if any); (iii) Security Agreements fully executed by such Borrowing Affiliate, any Beneficial Owner of such Borrowing Affiliate, each Subsidiary of any Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and the Applicable Intermediary (if any) and (iv) in the case of the Additional Collateral, a mortgage on any Additional Collateral consisting of Engines and a Pledge Agreement on any Additional Collateral consisting of notes, stock or other beneficial interests, all in form satisfactory to the Agent, together with opinions of counsel to the applicable Borrowers in appropriate jurisdictions, in form reasonably satisfactory to special counsel to the Agent;

               (e) the Agent shall have received substantially final drafts of the following a reasonable period of time prior to the date of the Loan, an organized pre-closing of the required documentation shall have occurred at least one Business Day prior to the date of the Loan, and the Agent shall have received final versions of the following, in form and substance satisfactory to the Agent and the Lenders, on or prior to the date of the Loan:

                     (i) each of the documents and instruments (including
               without limitation the opinions of counsel, the resolutions of boards of directors or other appropriate governing bodies or committees, the specimen signatures, officer's certificates, Organizational Documents, Operating Documents, and governmental certificates of existence, qualification, good standing and assumed name) required by Section 5.1 as if such Borrowing Affiliate had been a Borrowing Affiliate (and its Beneficial Owner, their respective Subsidiaries and the Applicable Intermediary (if any) had been in such positions) on the Original Closing Date, provided that if UniCapital or any Non-SPE Credit Party has previously delivered such opinions, resolutions, specimen signatures, officer's certificates and governmental certificates in connection with a prior Closing Date or a Loan, it shall not be required to re-submit any such documents in connection with a subsequent Loan except to the extent (1) the prior opinions or resolutions did not cover any additional Loan Documents executed by UniCapital or Non-SPE Credit Party in connection with such subsequent Loan, or (2) the specimen signatures or officer's certificates are no longer accurate, or
               (3) any Organizational Document or Operating Agreement has been amended, modified or supplemented or there are any additional Organizational Documents or Operating Agreements;

                     (ii) with respect to each Financed Aircraft or Engine
               registered in the United States, the favorable written opinion with respect to the Loan Documents and the transactions contemplated thereby of FAA Counsel dated the Closing Date, addressed to the Agent (on behalf of itself and the Lenders), reasonably satisfactory to special counsel to the Agent;

                     (iii) with respect to every other Financed Aircraft, the
               favorable written opinion with respect to the Loan Documents and the transactions contemplated thereby of local counsel in each Applicable Foreign Jurisdiction dated the applicable Closing Date, addressed to the Agent (on behalf of itself and the Lenders), reasonably satisfactory to special counsel to the Agent;

                     (iv) certificates of insurance from qualified brokers of
               aircraft insurance or other evidence satisfactory to the Agent, evidencing all insurance required by the Loan Documents (including without limitation all insurance required by Exhibit L with respect to each Aircraft that is to be a Financed Aircraft and the Engine);

                     (v) a Borrowing Notice;

                     (vi) a certificate of an Authorized Representative
               providing information about the Financed Aircraft;

                     (vii) fully-executed Uniform Commercial Code financing
               statements appropriate for filing in all places required by applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require, including without limitation:

                           (1) the delivery by the Borrowers of all stock
                     certificates and other certificates, if any, evidencing ownership of any Pledged Interests, accompanied in each case by duly executed stock or transfer powers (or other appropriate transfer documents) in blank affixed thereto;

                           (2) the delivery by the Borrowers of "control
                     agreements" that have been executed by the respective issuers (and consented to by the respective Credit Parties) with respect to any uncertificated Pledged Interests;

                           (3) with respect to each Financed Aircraft registered
                     in the United States or the Lien on which is to be recorded in the United States, evidence of the filing with the FAA Recording Office of the Security Agreement (and all supplements thereto) executed by the Applicable Borrower and any Applicable Intermediary and all other documents required by such office or applicable law in order to maintain a first priority perfected Lien on such Financed Aircraft, and the Eligible Lease thereof;

                           (4) with respect to each other Financed Aircraft,
                     evidence of the filing with each applicable recording office in each Applicable Foreign Jurisdiction of all documents required by such office or any Applicable Foreign

                     Aviation Law in order to maintain a first priority perfected Lien on such Financed Aircraft, the Eligible Lease thereof or, if applicable, the stock or beneficial interest in the Applicable Borrower;

                           (5) a copy of the executed purchase agreement and
                     executed bill of sale evidencing the purchase by the Applicable Borrower of each Financed Aircraft;

                           (6) copies of the certificates of aircraft
                     registration issued by the FAA and certificates of airworthiness issued by the FAA, in each case with respect to each Aircraft registered in the United States; and

                           (7) evidence of registration and other applicable
                     qualification issued by any Applicable Foreign Jurisdiction to the extent such registration or qualification is required by an Applicable Foreign Aviation Law, in each case with respect to each Aircraft not registered in the United States;

                     (viii) results of a search of Liens filed with the FAA or
               any Applicable Foreign Jurisdiction with respect to any Aircraft that is or is to be a Financed Aircraft under the Effective Date Loans;

                     (ix) three (3) Qualified Appraisals, each prepared by a
               separate Qualified Appraiser and opining as to the Fair Market Value of each Aircraft that is or is to be a Financed Aircraft under the Effective Date Loans;

                     (x) the fully-executed originals of the Eligible Lease
               relating to each Aircraft that is or is to be a Financed Aircraft under the Effective Date Loans and the chattel paper originals thereof pursuant to Section 3.5 of Security Agreement;

                     (xi) a Lessee Estoppel Certificate or other evidence
               reasonably satisfactory to the Agent that any such Eligible Lease is valid and binding; and

                     (xii) a fully-executed copy of the Servicing Agreement
               certified by a Secretary or Assistant Secretary of the Initial Borrower, and certification of the amount of fees to be payable to UniCapital, CLA, Cauff Lippman or any Affiliate in connection with such Servicing Agreement, which agreement and fees shall be acceptable to the Agent in its sole reasonable discretion;

                     (xiii) an irrevocable payment instruction directing a
               portion of the proceeds of the Effective Date Loans to be applied to pay in full the loans outstanding under the Affiliate Bridge Credit Agreement.

               (f) at the time of (and after giving effect to) the Effective Date Loans, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

               (g) immediately after giving effect to the Effective Date Loans;

                     (i) the aggregate principal balance of all outstanding Term
               Loans for each Lender shall not exceed such Lender's Term Loan Commitment;

                     (ii) the Term Loan Outstandings shall not exceed the lesser of the Borrowing Base or the Total Term Loan Commitment; and

                     (iii) no Concentration Restriction shall be exceeded or
               otherwise violated.

               5.3 Conditions of Term Loans. The obligations of the Lenders to make any Term Loans hereunder on or subsequent to the Amendment Effective Date are subject to the satisfaction of the following conditions:

               (a) the Agent shall have received (1) a Borrowing Notice if required by Article II and (2) a certificate of an Authorized Representative providing information about the Financed Aircraft;

               (b) the representations and warranties of the Credit Parties set forth in Article VI, in Section 3.6(g) of the Security Agreement with respect to the Eligible Lease of the Financed Aircraft being financed on such borrowing date, and elsewhere in the Loan Documents shall be true and correct in all material respects on and as of the date of such Loan, with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date and except that (from the date that financial statements are delivered to the Agent and the Lenders pursuant to Section 7.1) the representation and warranty contained in Section 6.6(a) shall be deemed to be a representation and warranty that the financial statements of the Borrowers and their respective Subsidiaries most recently delivered to the Agent and the Lender pursuant to Section 7.1 present fairly the financial condition of such Borrowers and Subsidiaries as of the period reported therein, all in conformity with GAAP applied on a Consistent Basis;

               (c) at the time of the initial Loan to any Borrowing Affiliate, such Borrowing Affiliate (including the Borrower with respect to such Loan) shall have executed and delivered to the Agent an Assumption Letter, and each of the Borrowers and the Agent shall have executed each such Assumption Letter;

               (d) at the time of the initial Loan to any Borrowing Affiliate, such Borrowing Affiliate shall have delivered to the Agent (i) Facility Guaranties fully executed by each Beneficial Owner of such Borrowing Affiliate, by each Subsidiary of any such Beneficial Owner (other than such

       Borrowing Affiliate), by each Subsidiary of such Borrowing Affiliate and by each Applicable Intermediary (if any); (ii) Pledge Agreements fully executed by the appropriate pledgors, granting a security interest in all Pledged Interests with respect to each such Beneficial Owner, such Borrowing Affiliate, each Subsidiary of any such Beneficial Owner, each Subsidiary of such Borrowing Affiliate, and each Applicable Intermediary (if any); (iii) Security Agreements fully executed by such Borrowing Affiliate, each Beneficial Owner of such Borrowing Affiliate, each Subsidiary of any such Beneficial Owner, each Subsidiary of each such Borrowing Affiliate, and each Applicable Intermediary (if any); and (iv) Collateral Assignments with respect to any Eligible Lease fully executed by such Borrowing Affiliate, each Applicable Intermediary (if any) and each Applicable Carrier;

               (e) at the time of the initial Loan to any Borrowing Affiliate, such Borrowing Affiliate (including the Borrower with respect to such Loan) shall have delivered to the Agent all other agreements, instruments and documents required by each such Assumption Letter;

               (f) without limiting the generality of the foregoing, the Agent shall have received on or prior to the date of such advance, each of the documents and instruments required by Section 5.2 as if such Borrowing Affiliate had been a Borrower at the time of the initial Loan, and as if each Financed Aircraft financed by such Loan had been financed by the initial Loan;

               (g) at the time of (and after giving effect to) each Loan, no Default or Event of Default specified in Article IX shall have occurred and be continuing; and

               (h) immediately after giving effect to a Term Loan:

                     (i) the aggregate principal balance of all outstanding Term
               Loans for each Lender shall not exceed such Lender's Term Loan Commitment; and

                     (ii) the Term Loan Outstandings shall not exceed the lesser of the Borrowing Base or the Total Term Loan Commitment.

               5.4 Appraisal Procedure. In order to determine the Fair Market Value of any Financed Aircraft at the time of any Loan hereunder with respect to such Aircraft, the Applicable Borrower and the Agent shall follow the following procedure (an "Appraisal Procedure"): Prior to the date of such Loan, the Applicable Borrower shall deliver to the Agent three (3) Qualified Appraisals of such Aircraft, each prepared by a separate Qualified Appraiser and dated as of a date reasonably close to the date of such Loan, and each opining as to the Fair Market Value of such Aircraft. If all three Qualified Appraisals state the same Fair Market Value, then such value shall be deemed to be the Fair Market Value of such Aircraft at the time of such Loan; and, for the purposes of this Agreement, the latest of such appraisals stating the same value shall be referred to as the "Original Qualified Appraisal" for such Aircraft. If the three Qualified Appraisals do not state the same Fair Market Value, then the lower of (a) the arithmetic mean of the Fair Market Values in the three (3) Qualified Appraisals and (b) the median value of the Fair Market Values in the three (3) Qualified Appraisals shall be deemed to be the Fair Market Value of such Aircraft at the time of such Loan; and the Qualified Appraisal stating such value (or, if such value is based on the arithmetic mean of such Qualified Appraisals, the latest such Qualified Appraisal having a value not exceeding such value and which shall be deemed to state such arithmetic mean value) shall be referred to as the "Original Qualified Appraisal" for such Aircraft.

                                   ARTICLE VI

                         Representations and Warranties

       Each Borrower represents and warrants with respect to itself, its Subsidiaries (if any) and each other Credit Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

               6.1 Organization and Authority.

               (a) Each Borrower, each Subsidiary, each other Credit Party and UniCapital is a trust, corporation, partnership or limited liability company duly organized and validly existing under the laws of the jurisdiction of its formation;

               (b) Each Borrower, each Subsidiary, each other Credit Party and UniCapital (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

               (c) Each Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

               (d) Each Credit Party (other than the Borrowers) and UniCapital has the power and authority to execute, deliver and perform each of the Loan Documents to which it is a party; and

               (e) When executed and delivered, each of the Loan Documents to which any Credit Party or UniCapital is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party or UniCapital (as the case may be), enforceable against such Credit Party or UniCapital (as the case may be) in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity);

               6.2 Loan Documents. The execution, delivery and performance by each Credit Party and UniCapital of each of the Loan Documents to which it is a party:

               (a) have been duly authorized by all requisite Organizational Action of such Credit Party or UniCapital (as the case may be) required for the lawful execution, delivery and performance thereof;

               (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on such Credit Party or UniCapital or their respective properties, or (iii) the Organizational Documents or Operating Documents of such Credit Party or UniCapital;

               (c) does not conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which such Credit Party or UniCapital is a party, or by which the properties or assets of such Credit Party or UniCapital are bound (except to the extent Section
       8.20 prevents payment of certain earnout payments that may currently be due and payable); and

               (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of such Credit Party or UniCapital or any Subsidiary except any Liens in favor of the Agent and the Lenders created by the Security Instruments;

               6.3 Solvency. At the time of each Loan to a Borrower, such Borrower and each Beneficial Owner of such Borrower and each Eligible Intermediary, if any, is Solvent after giving effect to the transactions contemplated by the Loan Documents;

               6.4 Subsidiaries and Stockholders. No Borrower or Guarantor has any Subsidiaries, except that a Guarantor may have a beneficial interest in a Borrower, and a Borrower may own an Eligible Intermediary;

               6.5 Ownership Interests. No Borrower or Guarantor owns any interest in any Person, except that a Guarantor may have a beneficial interest in a Borrower, and a Borrower may own an Eligible Intermediary;

               6.6 Financial Condition.

               (a) The Initial Borrower has heretofore furnished to each Lender
(i) the unaudited pro forma combined balance sheet and related statement of operations for UniCapital, Cauff Lippman and certain affiliates thereof, NSJ and certain of their Affiliates for the year ended December 31, 1998, (ii) the audited balance sheet of UniCapital at December 31, 1998, (iii) the audited combined balance sheet and related statements of income, changes in equity and cash flows for Cauff Lippman and certain affiliates thereof for the year ended December 31, 1998, and (iv) the audited combined balance sheet and related statements of operations, stockholders' equity and cash flows for NSJ for the year ended December 31, 1998, and (iv) the unaudited combined balance sheet and related statement of operations for UniCapital for the year ended December 31, 1999. Such balance sheets, statements of operations and income and other financial statements (including the notes thereto) present fairly the financial condition of UniCapital, Cauff Lippman and NSJ as of the period reported therein, all in conformity with GAAP;

               (b) since December 31, 1999 there has been no material adverse change in the (1) the business, properties, prospects, operations or condition, financial or otherwise, of NSJ and its Subsidiaries, taken as a whole, Cauff Lippman and its Subsidiaries, taken as a whole, or of the Borrowers and their respective Subsidiaries (if any), taken as a whole, (2) the ability of any Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (3) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof; and

               (c) except as set forth in the financial statements referred to in Section 6.6(a) or permitted by Section 8.5, neither any Borrower nor any Beneficial Owner or any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied;

               6.7 Title to Properties. (a) Each Borrower and each of its Subsidiaries and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in
Schedule 6.7 and Permitted Liens; and

               (b) each Non-SPE Credit Party has good and marketable title to all Collateral under the Security Instruments to which it is a party, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 6.7 and Permitted Liens;

               6.8 Taxes. Except as set forth in Schedule 6.8, each Borrower, each of its Subsidiaries and each Credit Party (other than Non-SPE Credit Parties) has filed or caused to be filed all federal, state and local tax returns (and each Non-SPE Credit Party has filed or caused to be filed all federal and state income tax returns and all other material federal, state and local tax returns) in each case which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 6.6(a) (or the financial statements most recently delivered pursuant to Section 7.1(a)) and satisfactory to the Borrowers' independent certified public accountants have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due;

               6.9 Other Agreements. No Credit Party nor any Subsidiary is

               (i) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

               (ii) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Credit Party or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect;

               6.10 Litigation. Except as set forth in Schedule 6.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of any Borrower, threatened by or against any Borrower or any Subsidiary or other Credit Party or affecting any Borrower or any Subsidiary or other Credit Party or any properties or rights of any Borrower or any Subsidiary or other Credit Party, which could reasonably be likely to have a Material Adverse Effect;

               6.11 Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrowers only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither any Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof;

               6.12 Investment Company. No Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. Section 80a-1, et seq.). The application of the proceeds of the Loans and repayment thereof by each Borrower and the performance by each Borrower and the other Credit Parties of the transactions contemplated by the Loan Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof;

               6.13 Patents, Etc. Each Borrower and each other Credit Party (other than a Non- SPE Credit Party) owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary to or used in the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person;

               6.14 No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of any Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstance under which it was made, in order to make any such warranty, representation or statement contained therein not misleading;

               6.15 No Consents, Etc. Neither the respective businesses or properties of the Credit Parties or any Subsidiary, nor any relationship among the Credit Parties or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of any Credit Party as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, would be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be;

               6.16 Employee Benefit Plans. (a) Neither any Guarantor nor any Borrower or any of their respective Subsidiaries has or has ever had any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan;

               (b) Each Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No material liability has been incurred by any Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

               (c) Neither any Borrower nor any ERISA Affiliate has (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or
Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

               (d) No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither any Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

               (e) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

               (f) To the best of each Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules;

               (g) The consummation of the Loans provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

               (h) No material proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of any Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan;

               6.17 No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder;

               6.18 Environmental Laws. Except as listed on Schedule 6.18, each Borrower, each Guarantor and each Subsidiary is in compliance with all applicable Environmental Laws and has been issued and currently maintains all required federal, state and local permits, licenses, certificates and approvals. Except as listed on Schedule 6.18, neither any Borrower, any Guarantor nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither any Borrower, any Guarantor nor any Subsidiary is aware of any facts, which (a) calls into question, or could reasonably be expected to call into question, compliance by any Borrower, any Guarantor or any Subsidiary with any Environmental Laws, (b) seeks, or could reasonably be expected to form the basis of a meritorious proceeding, to suspend, revoke or terminate any license, permit or approval necessary for the operation of any Borrower's, any Guarantor's or any Subsidiary's business or facilities or for the generation, handling, storage, treatment or disposal of any Hazardous Materials, or (c) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of any Borrower, any Guarantor or any Subsidiary or other Credit Party to be subject to any restrictions on ownership, use, occupancy or transferability under any Environmental Law;

               6.19 Employment Matters. No Borrower or Guarantor has or has ever had any employee other than officers thereof;

               6.20 RICO. Neither any Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Lien, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws; and

               6.21 Liens. Subject to the proviso to clause (f) of the definition of "Eligible Aircraft" in Section 1.1, the Agent (for itself and on behalf of the Lenders) has a first priority perfected Lien (subject to Permitted Liens) on all Financed Aircraft and all other Collateral under the Security Instruments.

                                  ARTICLE VII

                             Affirmative Covenants

               Until the Facility Termination Date, unless the Required Lenders shall otherwise consent in writing, each Borrower will, and where applicable will cause each Guarantor and each Subsidiary (if any) to:

               7.1 Financial Reports, Etc. (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year, deliver or cause to be delivered to the Agent and each Lender (i) audited consolidated balance sheets of UniCapital and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the related audited consolidated statements of income, changes in stockholders' equity and cash flows, and the respective notes thereto (if any), for such Fiscal Year, setting forth comparative financial statements for the preceding year, reported on by PriceWaterhouse Coopers or other independent certified public accountants of nationally recognized standing, together with the unaudited consolidating income statements relating to such audited income statements, all prepared in accordance with GAAP applied on a Consistent Basis, and in the case of unaudited consolidating statements accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of UniCapital and its Subsidiaries as of the end of such Fiscal Year and the results of their operations for such Fiscal Year, (ii) consolidated balance sheets of the Borrowers and their respective Subsidiaries as at the end of such Fiscal Year, and the notes thereto (if any), and the related consolidated statements of income and the respective notes thereto (if any), for such Fiscal Year, accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrowers and their respective Subsidiaries as of the end of such Fiscal Year and the results of their operations for such Fiscal Year and (iii) a certificate of an Authorized Representative demonstrating compliance with Section 8.1, and providing information about the Financed Aircraft, which certificate shall be in the form of Exhibit G;

               (b) as soon as practical and in any event within 60 days after the end of each fiscal quarter (except the last fiscal quarter of the Fiscal
Year), deliver to the Agent and each Lender (i) consolidated and consolidating income statements of UniCapital and its Subsidiaries and consolidated income statements of the Borrowers and their respective Subsidiaries for such fiscal quarter and for the period from the beginning of the then current Fiscal Year through the end of such reporting period, all prepared in accordance with GAAP applied on a Consistent Basis and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of UniCapital and its Subsidiaries and of the Borrowers and their respective Subsidiaries as of the end of such fiscal period and the results of their operations for such fiscal period, and (ii) a certificate of an Authorized Representative containing computations for such quarter comparable to that required pursuant to Section 7.1(a)(iii);

               (c) together with each delivery of the financial statements required by Section 7.1(a)(i), deliver to the Agent and each Lender a letter from the independent certified accountants of UniCapital stating that in performing the audit necessary to render an opinion on the financial statements of UniCapital for such Fiscal Year, they obtained no knowledge of any Default or Event of Default by any Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial covenants (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

               (d) as soon as practical and in any event within 30 days after the end of each calendar month, deliver or cause to be delivered to the Agent and each Lender a certificate of an Authorized Representative providing information about the Financed Aircraft, and stating that each Borrower is in compliance with the covenants and terms hereof and that no Event of Default has occurred and is continuing, in each case as of the end of such month, which certificate shall be in the form of Exhibit R;

               (e) promptly upon their becoming available to any Borrower, such Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which any Borrower, any Guarantor or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by any Borrower, any Guarantor or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to any Borrower, any Guarantor or any Subsidiary by independent accountants in connection with any annual, interim or special audit of any Borrower or any Subsidiary; and

               (f) promptly, from time to time, deliver or cause to be delivered to the Agent and each Lender such other information regarding any Borrower's, any Guarantor's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

               Subject to Section 11.15, the Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, or to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement;

               7.2 Maintain Properties. Maintain or cause each Applicable Carrier to maintain and make repairs to each Financed Aircraft in compliance with the requirements set forth in Schedule 7.2 hereto; and each Borrower, Guarantor and Subsidiary shall maintain all other properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such other properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby, all in accordance with customary and prudent business practices;

               7.3 Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 8.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary;

               7.4 Regulations and Taxes. Comply in all material respects with or contest in good faith all statutes and governmental regulations and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien other than a Permitted Lien against any of its properties;

               7.5 Insurance. Maintain or cause to be maintained with respect to each Financed Aircraft and all other Collateral the insurance described on Exhibit L;

               7.6 True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements;

               7.7 Right of Inspection. Permit any Person designated by any Lender or the Agent to visit and inspect any Aircraft, or any other property, corporate book or financial report of any Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants; and cause each Eligible Carrier to permit any Person designated by any Lender or any Agent to inspect any Financed Aircraft, all at reasonable times, at reasonable intervals and with reasonable prior notice, subject to any restriction on inspection contained in an Eligible Lease with respect to such Financed Aircraft, provided that notwithstanding any such Lease, (a) any Person designated by a Lender or the Agent may inspect such Financed Aircraft at any reasonable time upon an event of default under such Lease, and (b) upon any Event of Default, the Applicable Borrower will use its best efforts to cause the Applicable Carrier (and any other Person) to permit any Person designated by a Lender or the Agent to inspect such Financed Aircraft at any time;

               7.8 Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business;

               7.9 Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents;

               7.10 Covenants Extending to Other Persons. Cause each Guarantor and each of their respective Subsidiaries (if any) to do with respect to itself, its business and its assets, each of the things required of any Borrower in Sections 7.2 through 7.9, and 7.18 inclusive;

               7.11 Officer's Knowledge of Default. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any Default or Event of Default hereunder or under any other obligation of any Borrower or any Subsidiary or other Credit Party to any Lender, or any event, development or occurrence which could reasonably be expected to have a Material Adverse Effect, cause such officer or an Authorized Representative to promptly notify the Agent of the nature thereof, the period of existence thereof, and what action such Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto;

               7.12 Suits or Other Proceedings. Upon any officer of any Guarantor or any Borrower obtaining knowledge of any action, suit, litigation, investigation, or other proceeding being instituted or threatened against any Borrower or any Subsidiary or other Credit Party, in any court or before any Governmental Authority, or any attachment, levy, execution or other process being instituted against any assets of any Borrower or any Subsidiary or other Credit Party, making a claim or claims in an aggregate amount greater than $100,000 (or, in the case of a Non-SPE Credit Party, greater than $2,000,000), in each case exclusive of punitive damages, not otherwise covered by insurance or that would otherwise be reasonably expected to have a Material Adverse Effect, promptly deliver to the Agent written notice thereof stating the nature and status of such action, suit, litigation, investigation, dispute, proceeding, levy, execution or other process;

               7.13 Notice of Environmental Complaint or Condition. Promptly provide to the Agent true, accurate and complete copies of any and all notices, complaints, orders, directives, claims or citations received by any Borrower, any Guarantor or any Subsidiary relating to any (a) violation or alleged violation by any Borrower, any Guarantor or any Subsidiary of any applicable Environmental

Law; (b) release or threatened release by any Borrower, any Guarantor or any Subsidiary, or by any Person handling, transporting or disposing of any Hazardous Material on behalf of any Borrower, any Guarantor or any Subsidiary, or at any facility or property owned or leased or operated by any Borrower, any Guarantor or any Subsidiary, of any Hazardous Material, except where occurring legally pursuant to a permit or license; or (c) liability or alleged liability of any Borrower, any Guarantor or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials;

               7.14 Environmental Compliance. If any Borrower, any Guarantor or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower, any Guarantor or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, any Borrower, any Guarantor and any Subsidiary shall, within the time period permitted and to the extent required by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability;

               7.15 Indemnification. Without limiting the generality of Section 11.9, UniCapital and each Borrower hereby agrees jointly and severally to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' or other expert fees, expenses and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation of any Environmental Law by any Borrower or any Subsidiary or with respect to any property owned, operated or leased by any Borrower or any Subsidiary or (b) the handling, storage, transportation, treatment, emission, release, discharge or disposal of any Hazardous Materials by or on behalf of any Borrower or any Subsidiary, or on or with respect to property owned or leased or operated by any Borrower or any Subsidiary. The provisions of this Section 7.15 shall survive repayment of the Obligations and expiration or termination of this Agreement;

               7.16 Further Assurances. At the Borrowers' cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Documents;

               7.17 Swap Agreements. The Borrowers shall maintain Swap Agreements in an amount mutually agreed to by the Agent and the Borrowers;

               7.18 Continued Operations. Subject to Section 8.16, continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted;

               7.19 Semi-Annual Appraisal of Aircraft and Leases. On or within 30 days prior to September 30, 2000, deliver or cause to be delivered to the Agent and each Lender three separate Qualified Appraisals, dated no earlier than 30 days prior to the date of delivery, of each Financed Aircraft. Such appraisals shall be conducted every 6 months unless (on or within 30 days prior to each date that is an even multiple of six months from the date of Loan with respect to such Financed Aircraft), in the Agent's sole discretion, it becomes advisable to have such appraisals conducted every 3 months, in which case the Agent shall notify Borrower of same and the Agent shall pay the cost of the additional appraisals.) If all three Qualified Appraisals state the same Fair Market Value, then such value shall be deemed to be the Fair Market Value of such Aircraft. If the three Qualified Appraisals do not state the same Fair Market Value, then the lower of (a) the arithmetic mean of the Fair Market Values in the three (3) Qualified Appraisals and (b) the median value of the Fair Market Values in the three (3) Qualified Appraisals shall be deemed to be the Fair Market Value of such Aircraft at the time of such Loan.

               7.20 Semi-Annual Review of Rated Carriers and Aircraft Models. Permit the Agent to conduct, and cooperate with the Agent in conducting, a semi-annual review of each Rated Carrier and each model of Aircraft listed on Exhibit K, such review to be conducted during the 30 days prior to April 5 and October 5 of each year. In the event that the Agent determines, based on an affirmative statement of Moody's or S&P, that any such Rated Carrier or Aircraft model is no longer acceptable for the purposes of this Agreement, the Agent may amend Exhibit J or Exhibit K (as the case may be) to remove such Rated Carrier or Aircraft model from the respective Exhibit. Thereafter, any Rated Carrier or Aircraft model removed from such a list shall cease to qualify as a Rated Carrier or model of Eligible Aircraft, and the Borrowing Base and Eligible Aircraft Borrowing Bases shall be reduced accordingly. In the event that the Agent reasonably determines that any carrier should be added as a Rated Carrier or that any Aircraft model should be added to the list of permitted equipment, the Agent may amend Exhibit J or Exhibit K (as the case may be) to add such carrier or model of Aircraft to the respective Exhibit. Thereafter, any carrier Aircraft added or moved to such a list shall qualify as a Rated Carrier or Eligible Aircraft, and the Borrowing Base and Eligible Aircraft Borrowing Bases shall be modified accordingly. The Borrowers may from time to time request a review of Rated Carriers or Aircraft types and seek the consent of the Agent to the modification of Exhibits J or K (as the case may be) to add or move carriers or Aircraft types, which consent the Agent may withhold in its sole discretion. Adjustments of the Borrowing Base pursuant to this Section 7.20 shall be applicable to any advance of Loans subsequent to such adjustment but shall not be applied to require a prepayment of Loans under Section 2.3(b)(ii).

               7.21 Maintenance of Aircraft; Other Covenants and Restrictions; Non-Discrimination.

               (a) Ensure that any Lease with respect to any Financed Aircraft contains covenants and restrictions regarding the maintenance, alteration, replacement, pooling, sublease and (in the case of a Lease) return of such Aircraft by the Applicable Carrier, which covenants and restrictions satisfy the requirements of Schedule 7.21(a) hereto;

               (b) Promptly and diligently take or cause to be taken all steps which a prudent international aircraft lessor or financier would reasonably take in light of all of the relevant circumstances to compel the relevant Eligible Carrier to comply with the terms of any Lease, or, if applicable and the Applicable Borrower is entitled to do so, to repossess the applicable Financed Aircraft (and, if a prudent international aircraft lessor or financier would determine it necessary or desirable, to de-register and export the same to a safe location) if any failure to comply with such Lease is not promptly remedied.

               7.22 Re-registration of Aircraft. Ensure that any Lease with respect to any Aircraft contain covenants and restrictions regarding re-registration of such Aircraft, which covenants and restrictions satisfy the requirements of the Security Agreement.

               7.23 Servicer. Ensure that the Servicer continues to serve in compliance with the Servicing Agreement.

               7.24 Employee Benefit Plans.

               (a) (Without limiting the generality of Section 8.10(a)) with reasonable promptness, and in any event within thirty (30) days thereof, give notice to the Agent of (a) the establishment of any new Pension Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which any Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by any Borrower or any ERISA Affiliate with respect to such request and
(e) the failure of any Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

               (b) (Without limiting the generality of Section 8.10(a)) promptly and in any event within fifteen (15) days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action any Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

               (c) (Without limiting the generality of Section 8.10(a)) with reasonable promptness but in any event within fifteen (15) days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by any Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by any Borrower or any ERISA Affiliate with the Internal Revenue Service with respect to each Pension Plan and (d) all notices received by any Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA. Each Borrower will notify the Agent in writing within five (5) Business Days of such Borrower or any ERISA Affiliate obtaining knowledge or reason to know that such Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

               7.25 Collection Accounts. The Borrowers shall establish the Collection Account and the Cash Collateral Account as provided in the Lockbox Agreement. Each Borrower shall immediately deposit in the Collection Account as provided in the Lockbox Agreement all proceeds (including without limitation rent) from any Lease of any Financed Aircraft.

                                  ARTICLE VIII

                               Negative Covenants

               Until the Obligations have been paid and satisfied in full and this Agreement has been terminated in accordance with the terms hereof, unless the Required Lenders shall otherwise consent in writing, no Borrower will, nor will it permit any Guarantor or any Subsidiary (if any) to:

               8.1 EBITDA-to-Interest Ratio. Permit the Consolidated EBITDA-to-Interest Ratio for the Borrowers and their respective Subsidiaries (other than any Borrower that acquired its Eligible Aircraft during such Quarterly Period) as of the end of any Quarterly Period to be less than 1.75 to 1.00;

               8.2 Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, except for Acquisition of a Subsidiary as permitted by Section 8.7;

               8.3 Capital Expenditures. Make or become committed to make any Capital Expenditures, except for Capital Expenditures to maintain or purchase Eligible Aircraft;

               8.4 Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to (a) any property or assets now owned or hereafter acquired by any Borrower, any Guarantor or any Subsidiary or (b) any Financed Aircraft, other than

               (i) Liens created under the Security Instruments in favor of the Agent and the Lenders; and Liens arising under the Eligible Leases in favor of the Applicable Intermediary (as lessor) or the Applicable Borrower which Liens in each case have been assigned to the Agent;

               (ii) Liens set forth in Schedule 6.7;

               (iii) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, each of which Liens shall be fully bonded over, to the reasonable satisfaction of the Agent;

               (iv) statutory Liens of landlords and Liens of mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and (i) in existence less than 90 days from the date of creation thereof for amounts not yet due or (ii) which are being contested in good faith by appropriate proceedings diligently conducted, which are inferior in respect of the Collateral to the Liens conferred under the Security Instruments or have been fully bonded over to the reasonable satisfaction of the Agent, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

               (v) Liens arising out of any judgment or award with respect to which an appeal or proceeding for review is being prosecuted in good faith by appropriate proceedings diligently conducted, and with respect to which a stay of execution is in effect;

               (vi) Liens created by the Applicable Carrier under an Eligible Lease, which Liens are created without the knowledge of the Applicable Borrower and are released or fully bonded over to the reasonable satisfaction of the Agent within 30 days after the Applicable Borrower has notice or knowledge of any such Lien; and

               (vii) Liens securing Indebtedness described in Section 8.5(b).

               8.5 Indebtedness. Incur, create, assume or permit to exist any Indebtedness of any Borrower, any Guarantor or any Subsidiary, howsoever evidenced, except:

               (a) Indebtedness owing to (including guaranties in favor of) the Agent or any Lender in connection with this Agreement, any Note or other Loan Document;

               (b) the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

               (c) Indebtedness arising from Swap Agreements permitted under
       Section 7.17; and

               (d) unsecured intercompany Indebtedness for loans and advances made by UniCapital, CLA, Cauff Lippman or NSJ or any Beneficial Owner to a Borrower or a Guarantor, provided that such intercompany Indebtedness is evidenced by a promissory note or similar written instrument acceptable to the Agent which provides that such Indebtedness is subordinated to obligations, liabilities and undertakings of the holder or owner thereof under the Loan Documents on terms acceptable to the Agent.

               8.6 Transfer of Assets. Sell, lease, transfer or otherwise dispose of any assets of any Borrower, any Guarantor or any Subsidiary other than (a) leases of Aircraft under Eligible Leases, (b) sales of Aircraft, or sales of the beneficial interest or ownership of a Beneficial Owner or a Borrower or (c) sales of Additional Collateral for a price approved pursuant to
Section 2.12(c), provided in each case that (i) the net proceeds of such sales are promptly applied in accordance with Section 2.3(b), and (ii) at the time of any such sale the requirements of Section 2.12 for release of the respective Borrower, Guarantor or Additional Collateral Provider have been satisfied.

               8.7 Subsidiaries; Investments. Own, create or permit to exist any Subsidiary (except that a Guarantor may own beneficial interests in, or (subject to Section 8.5(d)) make advances to, a Borrower and a Borrower may own the Applicable Intermediary), or otherwise purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, other than loans referred to in Section 8.5(d);

               8.8 Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, or (c) liquidate, wind-up or dissolve or sell, transfer or lease or otherwise dispose of all or a substantial part of its assets without the consent of the Agent, except as permitted by Section 8.6 and except in the case of a Borrower or Guarantor that simultaneously terminates its status as a Borrower or Guarantor hereunder in accordance with Section 2.12.

               8.9 Transactions with Affiliates. Other than transactions permitted under Section 8.8, enter into any transaction after the Original Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of any Borrower or of any Guarantor, except (a) that such Persons may render services to a Borrower, a Guarantor or their Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that a Borrower, a Guarantor or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by such Borrower, such Guarantor or such Subsidiary, (c) in either case in the ordinary course of business and pursuant to the reasonable requirements of a Borrower's (or a Guarantor's or any Subsidiary's) business consistent with past practice of such Borrower or such Guarantor and its Subsidiaries and upon fair and reasonable terms no less favorable to such Borrower (or such Guarantor or any Subsidiary) than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate, and (d) subject to Section 8.18, the Manager may render the services described in the Servicing Agreement for the fees set forth therein.

               8.10 Employee Benefit Plans; ERISA Affiliates; Employees.

               (a) Have (i) any Employee Benefit Plan, any Multiemployer Plan or any Pension Plan, or any obligation to fund any such plan, or (ii) any employee other than officers thereof; or

               (b) (without limiting the generality of Section 8.10(a)) with respect to any Pension Plan, Employee Benefit Plan or Multiemployer Plan:

               (c) permit the occurrence of any Termination Event which would result in a liability on the part of any Borrower or any ERISA Affiliate to the PBGC; or

               (d) permit the present value of all benefit liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

               (e) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

               (f) permit any ERISA Affiliate to fail to make any contribution or payment to any Multiemployer Plan which such ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

               (g) engage, or permit any Borrower or any ERISA Affiliate to engage, in any prohibited transaction under Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

               (h) permit the establishment of any Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to any Borrower or any ERISA Affiliate or any obligation of any Borrower to any Multiemployer Plan or increase the obligation of any ERISA Affiliate to a Multiemployer Plan; or

               (i) fail, or permit any Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof;

               8.11 Fiscal Year. Change its Fiscal Year, or have any fiscal year other than the Fiscal Year;

               8.12 Dissolution, etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a transaction permitted pursuant to Section 8.8;

               8.13 Change in Control. Cause, suffer or permit to exist or occur any Change of Control;

               8.14 Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired; provided that any Eligible Lease may contain such a prohibition or limitation so long as the prohibition or limitation does not apply to any Lien granted in favor of the Agent or any Lender pursuant to the Loan Documents;

               8.15 Partnerships. Become a general partner in any general or limited partnership;

               8.16 Business and Operations. Engage in any business or operations other than the ownership, financing and leasing of Aircraft or the ownership of a Borrower or Applicable Intermediary engaged in such business or operations, or matters reasonably incidental thereto, or the performance of the Loan Documents, provided, however, that no Borrower that owns or is the Applicable Borrower with respect to any Aircraft may own or be the Applicable Borrower with respect to any other Aircraft;

               8.17 Ownership, Operation and Leasing of Financed Aircraft. (a) Permit any Person other than a Borrower (or a Beneficial Owner solely by virtue of its beneficial interest in the respective Borrower) to own beneficially or of record any Financed Aircraft;

               (b) Permit any Financed Aircraft to be leased, subleased or chartered to any Person other than the Applicable Carrier or the Applicable Intermediary, or to be operated by any Person other than the Applicable Borrower or the Applicable Carrier, except as permitted in the Security Agreement;

               (c) Permit any Financed Aircraft to be leased to an Eligible Carrier except under the terms of an Eligible Lease;

               (d) Permit any Financed Aircraft to be flown into or located in any country (or part thereof) designated by any insurance company providing insurance with respect to such Aircraft as a war zone, a recognized area of hostilities or an area threatened with war or hostilities unless (in addition to any other insurance that may be required by Section 3.7 of the Security Agreement) such Aircraft is covered by hijacking (air piracy), governmental confiscation, nationalization, expropriation and restraint insurance, in each case in the amount (and with the provisions) required by Section 3.7 of the Security Agreement (as if the Applicable Carrier were not a Rated Carrier, except that a Rated Carrier may self-insure for such risks to the extent permitted by (and subject to the overall limits on self-insurance contained in)
Section 3.7(c) of the Security Agreement);

               (e) enter into a new Lease with respect to any Financed Aircraft or Eligible Engine without the prior written consent of the Agent;

               8.18 Servicing Agreement. (a) Amend, modify or supplement the Servicing Agreement in any material respect without the consent of the Agent;

               (b) Pay any management or other fee to UniCapital, CLA, Cauff Lippman or any Affiliate other than payment of servicing fees under the Servicing Agreement to the extent permitted in the Lockbox Agreement; or

               (c) Commit or permit any material breach of the Servicing Agreement;

               8.19 Representations regarding Agent and Lenders. Represent or hold out, or permit any Applicable Carrier to represent or hold out, the Agent or any Lender as (a) the owner of any Financed Aircraft, (b) carrying goods or passengers on any such Financed Aircraft, or (c) being in any way responsible for any operation of carriage (whether for hire or reward or gratuitously) which may be undertaken by any Borrower, Guarantor, Subsidiary or Applicable Carrier.

               8.20 Earnout Payments. None of UniCapital and its Subsidiaries shall pay or cause to be paid the cash portion of any "earnout" payment or similar distribution to any Affiliate, officer or employee; provided, that such distributions may be made, in an aggregate amount not to exceed $8,000,000, at such time as UniCapital and its consolidated subsidiaries have Available Liquidity in an amount of at least $70,000,000 for a continuous period of at least 14 calendar days.

                                   ARTICLE IX

                       Events of Default and Acceleration

               9.1 Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

               (a) if default shall be made in the due and punctual payment of the principal of any Loan or other Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II, at maturity, by acceleration or otherwise; or

               (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent within three (3) Business Days after the date on which the same shall be due and payable; or

               (c) if default shall be made in the performance or observance of any covenant set forth in Section 7.5, 7.11, 7.12, 7.19 or Article VIII;

               (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement or the Notes (other than as described in clauses (a), (b) or (c) above), or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent (acting in any capacity) or any of the Lenders or delivered to the Agent (acting in any capacity) or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations, and such default shall continue for 30 or more days after the earlier of receipt of notice of such default to an Authorized Representative from the Agent (acting in any capacity) or an officer of any Borrower becomes aware of such default, or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent (acting in any capacity)), or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent (acting in any capacity)); or

               (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to any Indebtedness or Rate Hedging Obligation (other than the Loans and other Obligations) of any Borrower or any Subsidiary, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant contained in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, or (iii) any other event of default as specified in any agreement or instrument under or pursuant to which any such Indebtedness or Rate Hedging Obligation may have been issued, created, assumed, guaranteed or secured by any Borrower or any Subsidiary, and such default or event of default under clause (i), (ii) or (iii) above shall continue for more than the period of grace, if any, therein specified, or such default or event of default under clause (i),
       (ii) or (iii) above shall permit the holder of any such Indebtedness (or any agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

               (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent (acting in any capacity) or any Lender by or on behalf of any Borrower or any other Credit Party pursuant to or in connection with any Loan Document, or otherwise, shall be false or misleading in any material respect when given; or

               (g) if any Borrower, any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due; file a petition to take advantage of any insolvency statute; make an assignment for the benefit of its creditors; commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property; file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

               (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of any Borrower, any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty
       (60) days, or approve a petition filed against any Borrower, any Subsidiary or other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of any Borrower, any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against any Borrower, any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if any Borrower, any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

               (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in excess of $10,000 is rendered against any Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of a Borrower's or Subsidiaries' properties for any amount in excess of $10,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

               (j) if any Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of any Borrower or such Subsidiary for a period of more than 60 days; or

               (k) if there shall occur and not be waived an "Event of Default" as defined in any of the other Loan Documents or in any credit agreement or other document evidencing or securing the NationsBank Facility or in one or more other documents or instruments evidencing or securing any Indebtedness for Money Borrowed of NSJ, Cauff Lippman or any of their respective Subsidiaries in an aggregate amount of $10,000,000 or more; or

               (l) if this Agreement or any other Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be, a legal, valid and binding obligation of any Borrower or any Credit Party (as the case may be) enforceable in accordance with its terms; or

               (m) if any Lien of the Agent pursuant to any Loan Document shall for any reason not be, or be asserted by any Borrower or any other Credit Party or Subsidiary not to be, a valid, first priority perfected Lien on the Collateral identified therein (except to the extent that such Lien is not required hereunder to be a valid, first priority perfected Lien on such Collateral), subject to no other Liens except Permitted Liens;

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                     (A) either or both of the following actions may be taken:
               (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the Required Lenders shall, declare any obligation of the Lenders to make further Loans terminated, whereupon the obligation of each Lender to make further Loans hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrowers any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of any Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Loans hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                     (B) each Borrower shall, upon demand of the Agent or the
               Required Lenders, promptly cause to be performed at Borrowers' expense by independent certified public accountants acceptable to the Agent an audit of all Financed Aircraft; and

                     (C) the Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law, including without limitation all of the rights and remedies of a secured party under any applicable Uniform Commercial Code, the FAA Act, the Mortgage Convention or any Applicable Foreign Aviation Law.

               9.2 Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

               9.3 Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

               9.4 No Waiver. No course of dealing between any Borrower and any Lender or the Agent or any failure or delay on the part of any Lender or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

               9.5 Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Loans has been accelerated pursuant to Article IX hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by any Borrower hereunder, shall be applied by the Agent in the following order (or in such manner as the Required Lenders may determine):

               (a) amounts due to the Lenders pursuant to Sections 2.9 and 11.5;

               (b) amounts due to the Agent pursuant to Section 10.8;

               (c) payments of interest on Loans, to be applied for the ratable benefit of the Lenders;

               (d) payments of principal of Loans, to be applied for the ratable benefit of the Lenders;

               (e) amounts due to the Lenders pursuant to Sections 7.15 and 11.9;

               (f) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

               (g) amounts due to any of the Lenders in respect of Obligations consisting of liabilities under any Swap Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

               (h) any surplus remaining after application as provided for herein, to any Borrower or otherwise as may be required by applicable law.

               9.6 Activities of Eligible Carriers. Notwithstanding anything contained in this Agreement or any other Loan Document, the Credit Parties shall not be deemed to be in breach of their respective obligations hereunder or thereunder with respect to the care, maintenance, alteration, possession, return, replacement, pooling, subleasing, use or operation of any Financed Aircraft or any part thereof subject to an Eligible Lease by virtue of a default by the Applicable Carrier under such Eligible Lease so long as each of the following conditions is satisfied:

               (a) such default by the Applicable Carrier is not within the control of any Credit Party,

               (b) the Credit Parties are in compliance with Section 7.21,

               (c) such default does not relate to any use or location of an Aircraft in any jurisdiction that constitutes an Event of Default hereunder, any failure to make any payment required by this Agreement or any other Loan Document when due hereunder or thereunder, or any failure to maintain any insurance required under this Agreement or any other Loan Document, or any failure to maintain perfection of the Agent's Lien on any Collateral,

               (d) within 60 days (or, if the Applicable Carrier is a U.S. Carrier, 90 days) after any Credit Party has notice or knowledge of such default (such 60 or 90-day period, as the case may be, being referred to as the "Applicable Lease Cure Period"), such default is completely cured or all conditions under Section 2.12 for the release of the Applicable Borrower with respect to such Aircraft (including without limitation all payments required under such Section with respect to Loans, other Obligations, equity contributions and other loans and interest) have been satisfied in full, and

               (e) during the Applicable Lease Cure Period, the Applicable Borrower shall not request or receive any Loan hereunder.

                                   ARTICLE X

                                   The Agent

               10.1 Appointment, Powers, and Immunities. Each Lender hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Loan Documents, as "Mortgagee" under each Security Agreement and as "Security Agent" under each Lockbox Agreement (references in this Article X to the term "Agent" being deemed to include as well such other capacities), with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 10.5 and the first sentence of
Section 10.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents):

                (a) shall not have any duties or responsibilities except those expressly set forth in the Loan Documents and shall not be a trustee or fiduciary for any Lender;

                (b) shall not be responsible to the Lenders for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Loan Document or any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Loan Document, or any other document referred to or provided for therein or for any failure by any Credit Party or any other Person to perform any of its obligations thereunder;

                (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any Credit Party or the satisfaction of any condition or to inspect the property (including the books and records) of any Credit Party or any of its Subsidiaries or affiliates;

               (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document; and

                (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Loan Document, except for its own gross negligence or willful misconduct.

The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

               10.2 Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telefacsimile) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any Credit Party), independent accountants, and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until the Agent receives and accepts an Assignment and Acceptance executed in accordance with Section 11.1 hereof. As to any matters not expressly provided for by the Loan Documents, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding on all of the Lenders; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Loan Document or applicable law or unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking any such action.

               10.3 Defaults. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received written notice from a Lender or a Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or Event of Default, the Agent shall give prompt notice thereof to the Lenders. The Agent shall (subject to Section 10.2 hereof) take such action with respect to such Default or Event of Default as shall reasonably be directed by the Required Lenders, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interest of the Lenders.

               10.4 Rights as Lender. With respect to its Term Loan Commitment and the Loans made by it, Lehman (and any successor acting as Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any Credit Party or any of its Subsidiaries or affiliates as if it were not acting as Agent, and Lehman (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any Credit Party or any of its Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

               10.5 Indemnification. The Lenders agree to indemnify the Agent (to the extent not reimbursed under Section 11.9 hereof, but without limiting the obligations of any Borrower under such Section) ratably in accordance with their respective Term Loan Commitments, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees), or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Agent (including by any Lender) in any way relating to or arising out of any Loan Document or the transactions contemplated thereby or any action taken or omitted by the Agent under any Loan Document; provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Agent promptly upon demand for its ratable share of any costs or expenses payable by any Borrower under Section 11.5, to the extent that the Agent is not promptly reimbursed for such costs and expenses by any Borrower. The agreements contained in this Section 10.5 shall survive payment in full of the Loans and all other amounts payable under this Agreement.

               10.6 Non-Reliance on Agent and Other Lenders. Each Lender agrees that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Credit Parties and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Loan Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any Credit Party or any of its Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

               10.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject (so long as no Default or Event of Default has occurred and is continuing) to the written consent of an Authorized Representative, which consent shall not be unreasonably withheld. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States of America having combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

               10.8 Fees. The Borrowers agree, jointly and severally, to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by any Borrower and Agent in writing.

                                   ARTICLE XI

                                 Miscellaneous

               11.1 Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Term Loan Commitment); provided, however, that

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note;

               (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500 (which amount shall not be payable by any Borrower);

               (v) any assignment of all or any portion of the Term Loan Commitment shall require the consent of an Authorized Representative, such consent not to be unreasonably withheld; and

               (vi) neither any Borrower nor UniCapital shall incur any greater expense or liabilities (including, without limitation, indemnities and increased costs) than it would have incurred had such assignment not taken place.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.6.

               (b) The Agent shall maintain at its address referred to in
Section 11.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Term Loan Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

               (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

               (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Agreement (including all or a portion of its Term Loan Commitment or its Loans); provided, however, that (i) such Lender s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in
Article IV and the right of set-off contained in Section 11.3, and (iv) each Borrower shall continue to deal solely and directly with such Lender in connection with such Lender s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of any Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest or fees are payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, releasing all or substantially all of the Collateral (except for a release of Collateral in accordance with Section 2.12), releasing any Guarantor (except for a release of a Guarantor in accordance with Section 2.12), or extending or increasing its Term Loan Commitment).

               (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve

Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

               (f) Any Lender may furnish any information concerning any Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

               11.2 Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of receipt at such address, telefacsimile number or telex number as may from time to time be specified by such party in written notice to the other parties hereto or otherwise received), in the case of notice by telegram, telefacsimile or telex, respectively (where the receipt of such message is verified by return), or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address, telex number or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

               (a)    if to UniCapital or any Borrower:

                      to UniCapital or such Borrower
                      c/o UniCapital Corporation
                      10800 Biscayne Boulevard
                      Miami, Florida 33161
                      Attn: Treasurer
                      Telephone:     (305) 899-5000
                      Telefacsimile: (305) 899-5050

                      with a copy to:

                      Cauff, Lippman Aviation, Inc.
                      c/o UniCapital Corporation
                      10800 Biscayne Boulevard
                      Miami, Florida 33161
                      Attn: Wayne Lippman
                      Telephone:     (305) 899-5123
                      Telefacsimile: (305) 899-5041

                      and, if such Borrower is a UniCapital Subsidiary Trust, a copy to:

                      First Security Bank, National Association
                      79 South Main Street
                      Salt Lake City, Utah 84111
                      Attn: Corporate Trust Department
                      Telephone:      (801) 246-5630
                      Telefacsimile:  (801) 246-5053

               (b)    if to the Agent:

                      Lehman Commercial Paper Inc.
                      3 World Financial Center
                      New York, New York 10285
                      Attn: Vincent Primiano

                      with a copy to:

                      Lehman Commercial Paper Inc.
                      3 World Financial Center
                      New York, New York 10285
                      Attn: Chris Czako

               (c)    if to the Lenders:

                      At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

               (d) if to any other Credit Party, at the address set forth on the signature page of the Facility Guaranty or Security Instrument executed by such Credit Party, as the case may be.

               11.3 Right of Set-off; Adjustments. (a) Upon the occurrence and during the continuance of any Event of Default, each Lender (and each of its affiliates) is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender (or any of its affiliates) to or for the credit or the account of any Borrower against any and all of the obligations of any Borrower now or hereafter existing under this Agreement and the Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note and although such obligations may be unmatured. Each Lender agrees promptly to notify the applicable Borrower after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 11.3 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender may have.

               (b) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of the Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans owing to it, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loans owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that any Lender so purchasing a participation from a Lender pursuant to this Section 11.3 may, to the fullest extent permitted by law, exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Person were the direct creditor of the Borrowers in the amount of such participation.

               11.4 Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any Loan hereunder or any Borrower has continuing obligations hereunder unless otherwise provided herein. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of any Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

               11.5 Expenses. UniCapital and each Borrower agrees, jointly and severally, to pay on demand (subject, in the case of preparation, execution, delivery and administration costs, to the Fee Letter), all costs and expenses of the Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the other Loan Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Agent (excluding the cost of internal counsel) with respect thereto and with respect to advising the Agent as to its rights and responsibilities under the Loan Documents; provided, however, that UniCapital and the Borrower shall not be obligated to reimburse the Agent for the fees of Simpson Thacher & Bartlett related to the documentation and negotiation of the initial Loan Documents in an amount in excess of $75,000 plus disbursements. UniCapital and each Borrower further agrees, jointly and severally, to pay on demand all costs and expenses of the Agent and the Lenders, if any (including, without limitation, reasonable external attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Loan Documents and the other documents to be delivered hereunder.

               11.6 Amendments and Waivers. Any provision of this Agreement or any other Loan Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Lenders (and, if Article X or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Lenders, (i) increase the Term Loan Commitment of the Lenders, (ii) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled installment of principal of or interest on any Loan or any fees or other amounts payable hereunder or for termination of any Term Loan Commitment, or (iv) change the percentage of the Term Loan Commitment or of the unpaid principal amount of the Notes, or the number of Lenders, which shall be required for the Lenders or any of them to take any action under this Section 11.6 or any other provision of this Agreement or (v) release any Guarantor or all or substantially all of the Collateral (except for a release of a Guarantor or Collateral in accordance with Section 2.13);

               No notice to or demand on any Borrower in any case shall entitle such Borrower or any other Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

               11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

               11.8 Return of Funds. If after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and each Borrower, jointly and severally, shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

               11.9 Indemnification; Limitation of Liability. (a) UniCapital and each Borrower, jointly and severally, agrees to indemnify and hold harmless the Agent (which term for purposes of this Section 11.9 includes the "Mortgagee" under each Security Agreement and the "Security Agent" under each Lockbox Agreement) and each Lender and each of their affiliates and their respective officers, directors, employees, agents, and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities, costs, and expenses (including, without limitation, reasonable external attorneys' fees, but excluding principal and accrued interest on any Loan) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation, or proceeding or preparation of defense in connection therewith) the Loan Documents, any of the transactions contemplated herein, any Aircraft or other Collateral, any possession, performance, transportation, management, sale, ownership, registration, mortgage, charging, control, maintenance, service, repair, design, testing, defect, overhaul, purchase, bearing, use or operation of any Aircraft or other Collateral, or the actual or proposed use of the proceeds of the Loans, except to the extent such claim, damage, loss, liability, cost, or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 11.9 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by UniCapital, any Borrower, its directors, shareholders or creditors or an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. UniCapital and each Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Guarantor or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated in any Loan Document, except to the extent that such liability directly results from such Indemnified Party's gross negligence or willful misconduct. UniCapital and each Borrower agrees not to assert any claim against the Agent, any Lender, any of their affiliates, or any of their respective directors, officers, employees, attorneys, agents, and advisers, on any theory of liability, for special, indirect, consequential, or punitive damages arising out of or otherwise relating to the Loan Documents, any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Loans.

               (b) Without prejudice to the survival of any other agreement of UniCapital or any Borrower hereunder, the agreements and obligations of UniCapital and each Borrower contained in this Section 11.9 shall survive the payment in full of the Loans and all other amounts payable under this Agreement.

               (c) Except as expressly provided herein, each Lender, each Borrower and the Agent agree that this Agreement and each other Loan Document entered into by a Borrower is executed by a Qualified Trustee, not individually but solely as Trustee under a Trust Agreement in the exercise of the power and authority conferred and vested in it as such Trustee, that each and all of the representations, undertakings and agreements by a Qualified Trustee, or for the purpose or with the intention of binding a Qualified Trustee, are made and intended for the purpose of binding only the Trust Estates (and, to the extent any Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), and that in no case whatsoever shall any Qualified Trustee be personally liable for any loss in respect of such representations, undertakings and agreements, that nothing herein contained shall be construed as creating any liability on any Qualified Trustee individually or personally, to perform any covenant, either express or implied, herein, all such liability, if any, being expressly waived by each

Lender, each Borrower and the Agent and by each and every Person now or hereafter claiming by, through or under such Persons except with respect to the gross negligence or willful misconduct of such Qualified Trustee or for any Liens on the Collateral arising from, through or under such Qualified Trustee in its individual capacity, and that so far as any Qualified Trustee, individually or personally is concerned, each Lender, each Borrower and the Agent and any Person claiming by, through or under such Persons shall look solely, except as provided above, to the Trust Estates (and, to the extent any Lender, Borrower or Agent has an interest therein, any liability insurance proceeds), for the performance of any obligation under this Credit Agreement and the other Loan Documents. The term "Trustee" as used in this Section 11.9(c) shall include any Qualified Trustee succeeding a Qualified Trustee, as trustee under a Trust Agreement. Any obligation of any Borrower hereunder or under the other Loan Documents may be performed by a Beneficial Owner, and any such performance shall not be construed as revocation of the trust created by any Trust Agreement.

               11.10 Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

               11.11 Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, and other communications between or among the parties, both oral and written, with respect thereto.

               11.12 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes or this Agreement, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under any Note or this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrowers, jointly and severally, shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrowers to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the applicable Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

               11.13 Payments. All principal, interest, and other amounts to be paid by any Borrower under this Agreement and the other Loan Documents shall be paid to the Agent at the Principal Office in Dollars and in immediately available funds, without setoff, deduction or counterclaim. Subject to the definition of "Interest Period" herein, whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time in such case shall be included in the computation of interest and fees, as applicable, and as the case may be.

               11.14 Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by UniCapital or any Affiliate of UniCapital pursuant to or in connection with this Agreement or the other Loan Documents which is clearly labeled as "confidential material"; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or affiliate or any Lending Party, (b) to any other Person if reasonably incidental to the administration of the credit facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

               11.15 GOVERNING LAW; WAIVER OF JURY TRIAL.

               (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               (b) UNICAPITAL AND EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA AND, BY THE EXECUTION AND DELIVERY

OF THIS AGREEMENT, UNICAPITAL AND EACH BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND UNICAPITAL AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

              (c) UNICAPITAL AND EACH BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF UNICAPITAL OR SUCH BORROWER PROVIDED IN SECTION 11.2, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

              (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY OTHER JURISDICTION. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, UNICAPITAL AND EACH BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

              (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH, UNICAPITAL, THE BORROWERS, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY IRREVOCABLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

                            [SIGNATURE PAGES FOLLOW]

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first written above.

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED UNDER THE
                                                TRUST AGREEMENT (22222) DATED AS
                                                OF SEPTEMBER 28, 199 BY AND
                                                BETWEEN FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION AND
                                                AIRCRAFT 22222, INC., as Initial
                                                Borrower

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED UNDER THE
                                                TRUST AGREEMENT (53015) DATED AS
                                                OF AUGUST 28, 1998 BY AND
                                                BETWEEN FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION AND
                                                AIRCRAFT 53105, INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED UNDER THE
                                                TRUST AGREEMENT (24837) DATED AS
                                                OF OCTOBER 30, 1998 BY AND
                                                BETWEEN FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION AND
                                                AIRCRAFT 24837, INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE UNDER THE AMENDED AND
                                                RESTATED TRUST AGREEMENT (347)
                                                DATED AS OF OCTOBER 30, 1998 BY
                                                AND BETWEEN FIRST SECURITY BANK,
                                                NATIONAL ASSOCIATION AND
                                                AIRCRAFT 347, INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                TRUST CREATED BY TRUST AGREEMENT
                                                (23377) DATED AS OF JUNE 24,
                                                1998 BY AND BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 23377,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                TRUST CREATED BY TRUST AGREEMENT
                                                (23830) DATED AS OF JULY 10,
                                                1998 BY AND BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 23830,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS OWNER TRUSTEE ON BEHALF OF
                                                THAT CERTAIN TRUST CREATED BY
                                                TRUST AGREEMENT (24474), DATED
                                                AS OF APRIL 1, 1999 BETWEEN
                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 24474,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS OWNER TRUSTEE ON BEHALF OF
                                                THAT CERTAIN TRUST CREATED BY
                                                TRUST AGREEMENT (25262), DATED
                                                AS OF APRIL 25, 1999 BETWEEN
                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 25262,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (49368), DATED AS OF
                                                APRIL 25, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 49368,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (53623), DATED AS OF
                                                AUGUST 18, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 53623,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (53624), DATED AS OF
                                                AUGUST 18, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 53624,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (23771), DATED AS OF
                                                APRIL 7, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 23771,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (23772), DATED AS OF
                                                APRIL 1, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 23772,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (24355), DATED AS OF
                                                APRIL 7, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 24355,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                FIRST SECURITY BANK, NATIONAL
                                                ASSOCIATION, NOT IN ITS
                                                INDIVIDUAL CAPACITY BUT SOLELY
                                                AS TRUSTEE ON BEHALF OF THAT
                                                CERTAIN TRUST CREATED BY TRUST
                                                AGREEMENT (24356), DATED AS OF
                                                APRIL 7, 1999 BETWEEN FIRST
                                                SECURITY BANK, NATIONAL
                                                ASSOCIATION AND AIRCRAFT 24356,
                                                INC.

                                                By: /s/ Brett R. King
                                                   -----------------------------
                                                       Name:  Brett R. King
                                                       Title: Vice President

                                                WILMINGTON TRUST COMPANY, NOT IN
                                                ITS INDIVIDUAL CAPACITY BUT
                                                SOLELY AS TRUSTEE ON BEHALF OF
                                                THAT CERTAIN TRUST CREATED UNDER
                                                THE TRUST AGREEMENT, DATED AS OF
                                                NOVEMBER 14, 1984 BETWEEN
                                                AIRCRAFT 49262, INC. (AS
                                                ASSIGNEE OF CCD AIR TEN, INC.)
                                                AND WILMINGTON TRUST COMPANY

                                                By: /s/ Monica M. Henry
                                                    ----------------------------
                                                       Name:  Monica M. Henry
                                                       Title: Financial Services
                                                              Officer

                                                WILMINGTON TRUST COMPANY, NOT IN
                                                ITS INDIVIDUAL CAPACITY BUT
                                                SOLELY AS TRUSTEE ON BEHALF OF
                                                THAT CERTAIN TRUST CREATED UNDER
                                                THE TRUST AGREEMENT, DATED AS OF
                                                NOVEMBER 15, 1984 BETWEEN
                                                AIRCRAFT 49263, INC. (AS
                                                ASSIGNEE OF CCD AIR TEN, INC.)
                                                AND WILMINGTON TRUST COMPANY

                                                By: /s/ Monica M. Henry
                                                    ----------------------------
                                                       Name:  Monica M. Henry
                                                       Title: Financial Services
                                                              Officer


                                                AIRCRAFT 24813, INC.

                                                By: /s/ Daniel M. Chait
                                                    ----------------------------
                                                       Name:  Daniel M. Chait
                                                       Title: Vice President

                                                UNICAPITAL CORPORATION

                                                By: /s/ Daniel M. Chait
                                                    ----------------------------
                                                       Name:  Daniel M. Chait
                                                       Title: Senior Vice
                                                              President &
                                                              Treasurer

                                                LEHMAN COMMERCIAL PAPER INC.,
                                                as Agent and as a Lender

                                                By: /s/ Vincent Primiano
                                                    ----------------------------
                                                       Name:  Vincent Primiano
                                                       Title: Vice President

                                   Schedule 1

                       Applicable Commitment Percentages

                                                               Applicable
                                  Term Loan                    Commitment
Lender                            Commitment                   Percentage
------                            ----------                   ----------
Lehman Commercial                $378,700,000                  100%
  Paper Inc.

                                   Schedule 2

                    Existing Loans and Effective Date Loans

Financed Aircraft                       Principal Balance                    Additional Amount
-----------------                       of Existing Loan                     of Effective Date
                                        ----------------                     Loan
                                                                             -----------------
(Model, Serial No.
and Lessee)                             $                                    $

Additional
Equity Collateral
-----------------

[description]                           (zero)                               $

Engine
------

(Serial No. and Mfgr.)                  (zero)                               $

                                   Schedule 3

                         Collateral and Borrowing Bases


Financed Aircraft                                   Borrowing Base (as of
-----------------                                   Amendment Effective Date)
                                                    -------------------------

                                  Schedule 6.7

        Transfer Restrictions to Sale or Assignment of Financed Aircraft

               1. Transfer will be subject to the Applicable Carrier's right of quiet enjoyment described in Section 3.4 hereof.

               2. Such transfer shall not violate, and shall be in accordance with, any applicable laws.

               3. Transferee may be required to be an institutional investor and/or have a specified minimum net worth or have its obligations guaranteed by a Person with a specified minimum net worth.

               4. Transfers to competitors or other restricted persons may be prohibited.

               5. Transferee may be required to make customary covenants and representations and provide counsel opinions.

               6. Transfers may be limited as to aggregate number of persons who may hold interests in the Financed Aircraft.

               7. Transfers may be limited to persons organized, domiciled or resident in certain jurisdictions or so as otherwise to prevent or limit taxes.

               8. Transferee may be required to pay all fees, costs and taxes related to the transfer.

               9. Transferee may be required to make certain filings and recordations.

               10. Transferee may be required to provide certain indemnities in connection with the transfer.

               The foregoing notwithstanding, the restrictions in items 3 through 10 shall only apply to a transfer of an Aircraft, or an interest in the owner of an Aircraft, to the extent (a) such Aircraft is subject to an Eligible Lease, (b) such Eligible Lease contains such restrictions, and (c) such Eligible Lease has not been terminated.

                                Schedule 7.21(a)

        Maintenance, Return, Alteration, Replacement, Pooling and Lease

               Any Lease respect to any Financed Aircraft shall require the Applicable Carrier to meet standards with respect to the maintenance and alteration of such Financed Aircraft, and with respect to the replacement of parts and pooling of parts and engines, which standards in each case meet the requirements of the Security Agreement and are at least as restrictive as the obligations of the Applicable Borrower with respect to such Aircraft under the Security Agreement.

               Any Lease with respect to any Financed Aircraft shall also require that such Financed Aircraft be returned to the Applicable Borrower (i) in compliance with the maintenance requirements set forth in the Security Agreement, and (ii) in the case of an Aircraft, in such condition as to enable an airworthiness certificate to be obtained from the FAA or (in the case of Aircraft not registered in the United States) any Applicable Foreign Jurisdiction with respect to such Aircraft.

               Any Lease with respect to any Financed Aircraft shall also contain restrictions on the leasing, subleasing and chartering of such Financed Aircraft that are at least as restrictive as the terms of Section 8.17 and the Security Agreement.